                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-135846

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-17
                                 Issuing Entity

                                FINAL TERM SHEET

                             [Countrywide (R) LOGO]

                           $972,000,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

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          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

          THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE
1-866-500-5409.

          This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

          The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

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                                       1

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                FREE WRITING PROSPECTUS DATED SEPTEMBER 22, 2006

      Distributions are payable on the 25th day of each month, beginning in
                                  October 2006

                                   ----------

The following classes of certificates are being offered pursuant to this free writing prospectus:

          ORIGINAL
         CERTIFICATE
          PRINCIPAL     PRICE TO   UNDERWRITING    PROCEEDS TO
CLASS    BALANCE(1)      PUBLIC      DISCOUNT     DEPOSITOR(2)
-----   ------------   ---------   ------------   ------------
1-A     $220,938,000   100.00000%     0.05208%      99.94792%
2-A-1   $259,910,000   100.00000%     0.05200%      99.94800%
2-A-2   $251,402,000   100.00000%     0.10333%      99.89667%
2-A-3   $ 68,250,000   100.00000%     0.15617%      99.84383%
M-1     $ 39,000,000   100.00000%     0.25000%      99.75000%
M-2     $ 34,000,000   100.00000%     0.55833%      99.44167%
M-3     $ 19,500,000   100.00000%     0.83333%      99.16667%
M-4     $ 17,500,000   100.00000%     1.66667%      98.33333%
M-5     $ 16,500,000   100.00000%     1.25000%      98.75000%
M-6     $ 14,000,000   100.00000%     1.33333%      98.66667%
M-7     $ 11,500,000   100.00000%     1.46667%      98.53333%
M-8     $  7,500,000   100.00000%     1.83333%      98.16667%
M-9     $ 12,000,000   100.00000%     2.08333%      97.91667%
A-R     $        100      (3)           (3)            (3)

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  Before deducting expenses payable by the Depositor estimated to be approximately $997,000 in the aggregate.

(3)  The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

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                                       2

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ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-17, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about September 25, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
November 9, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

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                                        3

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Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the December 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of September
1, 2006, which is the statistical calculation date. The aggregate stated
principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $650,308,070.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                         $180,067,665
Weighted Average Mortgage Rate                                     8.569%
Range of Mortgage Rates                                 5.625% to 12.950%
Average Current Principal Balance                               $178,462
Range of Current Principal Balances                  $45,000 to $644,538
Weighted Average Original Loan-to-Value Ratio                      77.91%
Weighted Average Original Term to Maturity                    387 months
Weighted Average Credit Bureau Risk Score                     600 points
Weighted Average Remaining Term to Stated Maturity            386 months
Weighted Average Gross Margin*                                     6.513%
Weighted Average Maximum Mortgage Rate*                           15.140%
Weighted Average Minimum Mortgage Rate*                            8.305%
Percentage Originated under Full Doc Program                       64.99%
Geographic Concentrations in excess of 10%:
   California                                                      15.58%
   Florida                                                         11.86%

----------
*    Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                           $470,240,406
Weighted Average Mortgage Rate                                       8.598%

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                                        4

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Range of Mortgage Rates                                   5.125% to 14.500%
Average Current Principal Balance                                 $207,428
Range of Current Principal Balances                  $35,634 to $1,000,000
Weighted Average Original Loan-to-Value Ratio                        79.08%
Weighted Average Original Term to Maturity                      380 months
Weighted Average Credit Bureau Risk Score                       619 points
Weighted Average Remaining Term to Stated Maturity              379 months
Weighted Average Gross Margin*                                       7.142%
Weighted Average Maximum Mortgage Rate*                             15.807%
Weighted Average Minimum Mortgage Rate*                              8.934%
Percentage Originated under Full Doc Program                         61.38%
Geographic Concentrations in excess of 10%:
   California                                                        27.43%
   Florida                                                           14.84%

----------
*    Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this prospectus supplement.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

                                                       PERMITTED
                 CHARACTERISTIC                    VARIANCE/MAXIMUM
------------------------------------------------   ----------------
Weighted Average Mortgage Rate                            +/-0.10%
Weighted Average Original Loan-to-Value Ratio             +/-3.00%
Weighted Average Credit Bureau Risk Score             +/-5 points
Percentage Originated under Full Doc Program              +/-3.00%
Weighted Average Gross Margin of Adjustable Rate
   Mortgage Loans                                         +/-0.10%
Maximum California Concentration                            50.00%

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                                        5

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                     ORIGINAL
                    CERTIFICATE
                     PRINCIPAL                                    LAST SCHEDULED    INITIAL RATING   INITIAL RATING
     CLASS          BALANCE (1)               TYPE              DISTRIBUTION DATE    (MOODY'S)(2)       (S&P)(2)
----------------   ------------   ---------------------------   -----------------   --------------   --------------

OFFERED
CERTIFICATES
1-A.............   $220,938,000     Senior/Adjustable Rate          March 2035            Aaa             AAA
2-A-1...........   $259,910,000     Senior/Adjustable Rate           May 2028             Aaa             AAA
2-A-2...........   $251,402,000     Senior/Adjustable Rate          August 2033           Aaa             AAA
2-A-3...........   $ 68,250,000     Senior/Adjustable Rate         December 2034          Aaa             AAA
M-1.............   $ 39,000,000   Subordinate/Adjustable Rate       August 2035           Aa1             AA+
M-2.............   $ 34,000,000   Subordinate/Adjustable Rate      February 2036          Aa2              AA
M-3.............   $ 19,500,000   Subordinate/Adjustable Rate       April 2036            Aa3             AA-
M-4.............   $ 17,500,000   Subordinate/Adjustable Rate        July 2036            A1               A+
M-5.............   $ 16,500,000   Subordinate/Adjustable Rate     September 2036          A2               A
M-6.............   $ 14,000,000   Subordinate/Adjustable Rate      October 2036           A3               A-
M-7.............   $ 11,500,000   Subordinate/Adjustable Rate      January 2037          Baa1             BBB+
M-8.............   $  7,500,000   Subordinate/Adjustable Rate      February 2037         Baa2             BBB
M-9.............   $ 12,000,000   Subordinate/Adjustable Rate       March 2037           Baa3             BBB-
A-R.............   $        100      Senior/REMIC Residual         October 2006           Aaa             AAA
NON-OFFERED
CERTIFICATES (3)
B...............   $ 10,500,000   Subordinate/Adjustable Rate       March 2037            Ba1             BB+
P...............   $        100       Prepayment Charges                N/A               N/R             N/R
C...............            N/A            Residual                     N/A               N/R             N/R

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

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                                        6

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The certificates will also have the following characteristics:

                                           PASS-THROUGH RATE    PASS-THROUGH RATE
                                             ON OR BEFORE             AFTER
                           RELATED LOAN        OPTIONAL             OPTIONAL                               INTEREST ACCRUAL
           CLASS              GROUP        TERMINATION DATE     TERMINATION DATE    DELAY/ACCRUAL PERIOD      CONVENTION
------------------------   ------------   ------------------   ------------------   --------------------   ----------------

OFFERED CERTIFICATES
1-A.....................         1        LIBOR + 0.140% (1)   LIBOR + 0.280% (1)            (2)            Actual/360 (3)
2-A-1...................         2        LIBOR + 0.050% (1)   LIBOR + 0.100% (1)            (2)            Actual/360 (3)
2-A-2...................         2        LIBOR + 0.150% (1)   LIBOR + 0.300% (1)            (2)            Actual/360 (3)
2-A-3...................         2        LIBOR + 0.240% (1)   LIBOR + 0.480% (1)            (2)            Actual/360 (3)
M-1.....................      1 and 2     LIBOR + 0.290% (1)   LIBOR + 0.435% (1)            (2)            Actual/360 (3)
M-2.....................      1 and 2     LIBOR + 0.310% (1)   LIBOR + 0.465% (1)            (2)            Actual/360 (3)
M-3.....................      1 and 2     LIBOR + 0.330% (1)   LIBOR + 0.495% (1)            (2)            Actual/360 (3)
M-4.....................      1 and 2     LIBOR + 0.390% (1)   LIBOR + 0.585% (1)            (2)            Actual/360 (3)
M-5.....................      1 and 2     LIBOR + 0.410% (1)   LIBOR + 0.615% (1)            (2)            Actual/360 (3)
M-6.....................      1 and 2     LIBOR + 0.470% (1)   LIBOR + 0.705% (1)            (2)            Actual/360 (3)
M-7.....................      1 and 2     LIBOR + 0.820% (1)   LIBOR + 1.230% (1)            (2)            Actual/360 (3)
M-8.....................      1 and 2     LIBOR + 1.000% (1)   LIBOR + 1.500% (1)            (2)            Actual/360 (3)
M-9.....................      1 and 2     LIBOR + 2.000% (1)   LIBOR + 3.000% (1)            (2)            Actual/360 (3)
A-R.....................      1 and 2            (4)                  (4)                    N/A                  N/A
NON-OFFERED CERTIFICATES
B.......................      1 and 2     LIBOR + 2.500% (1)   LIBOR + 3.750% (1)            (2)            Actual/360 (3)
P.......................      1 and 2             N/A                  N/A                   N/A                  N/A
C.......................      1 and 2             N/A                  N/A                   N/A                  N/A

----------
(1)  The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
     Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
     Calculation of One-Month LIBOR."

(2)  The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)  Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)  The Class A-R Certificates will not accrue any interest.

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                                        7

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DESIGNATIONS

       DESIGNATION                              CLASS OF CERTIFICATES
-------------------------   ------------------------------------------------------------

Class A Certificates:       Class 1-A and Class 2-A Certificates.
Class 2-A                   Class 2-A-1, Class 2-A-2, and
   Certificates:            Class 2-A-3 Certificates.
Senior Certificates:        Class A and Class A-R Certificates.
Class M Certificates:       Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                            Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:   Class M and Class B Certificates.
Adjustable Rate             Class A Certificates and Subordinate Certificates.
   Certificates or Swap
   Certificates:
Offered Certificates:       Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class M-1,
                            Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                            M-7, Class M-8, Class M-9 and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

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                                        8

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AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o    scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     December 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under "Description of the
     Certificates -- Overcollateralization Provisions" in this free writing prospectus; and

o    the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o    the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the
     Certificates -- Withdrawals from the Collection Account" and "--Withdrawals from the Distribution Account") due to the master servicer;

o    the pro rata portion of the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class P
     Certificates);

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any such amounts will reduce the amount that could have been distributed to the certificateholders.

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                                        9

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FINAL MATURITY RESERVE FUND

On each distribution date beginning on the distribution date in October 2016 and ending on the final maturity reserve funding date, if the aggregate stated
principal balance of the mortgage loans having an original term to maturity of
40 years as of the first day of the related due period is greater than the
40-year target for such distribution date, an amount equal to the lesser of (a)
the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in September 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o    from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

o    from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o    from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o    from loan group 2 interest funds, concurrently, to each class of Class 2-A
     Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o    from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o    from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in
     that order, current interest for each class; and

o    from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

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                                       10

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On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates --
Distributions -- Distributions of Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o    the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

o    the later of:

     o    the October 2009 distribution date; and

     o    the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 60.10% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o    concurrently,

     (1)  from the loan group 1 principal distribution amount, in the following order of priority:

          (i)  to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii) to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
               described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal
               balances thereof are reduced to zero; and

     (2)  from the loan group 2 principal distribution amount, in the following order of priority:

          (i)  to the classes of Class 2-A Certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

          (ii) to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o    from the remaining principal distribution amount from both loan groups, sequentially,

          (1)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
               Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
               Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

          (2)  as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o    concurrently,

     (1)  from the loan group 1 principal distribution amount, in an amount up to the Class 1-A

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                                       11

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          principal distribution amount, in the following order of priority:

          (i)  to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii) to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
               described in clause (2)(i) of this bullet point), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

     (2)  from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order of priority:

          (i)  to the classes of Class 2-A Certificates, in the amounts and order of priority described below, until the certificate
               principal balances thereof are reduced to zero; and

          (ii) to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o    from the remaining principal distribution amount from both loan groups, sequentially,

     (1)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
          M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

     (2)  as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o    concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o    to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

o    to the carryover reserve fund, the required carryover reserve fund deposit;

o    if the final maturity OC trigger is in effect, sequentially, in the following order of priority: (1) to the classes of Class A Certificates, pro rata, based on the class 1-A principal distribution amount (in the case of clause (x)) and the class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero, and (y)
     sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates,
     in that order, in each case until the

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                                       12

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     certificate principal balance thereof is reduced to zero, and (2)
     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in
     that order, in each case until the certificate principal balance thereof is reduced to zero;

o    to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o    to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $17,500,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is

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                                       13

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provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under
"Description of the Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.35% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The majority holder of the Class C Certificates will have the right to direct the master servicer to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any

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                                       14

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distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the majority holder of the Class C Certificates directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the majority holder of the Class C Certificates does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM
Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

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                                       15

                         SUMMARY OF TRANSACTION PARTIES

                         ----------------------------
                              SPONSOR AND SELLER
                       / Countrywide Home Loans, Inc.
                      /  ---------------------------- \
                     /                         |       \         --------------------
                    /                          |        \          SWAP COUNTERPARTY
        Mortgage   /                           |         \        Swiss Re Financial
        Loans     /                            |          \      Products Corporation
                 /                             |           \     --------------------
                /                              |    Swap    \                  | Swap
               /                      Mortgage |    Payments \                 | Payments
              /                       Loans    |              \   ---------------
             /                                 |               \   SWAP CONTRACT
            /                                  |                \  ADMINISTRATOR
           /                                   |                  The Bank of New
          /                                    |                       York
------------------------      Mortgage   ------------             ----------------
      OTHER SELLERS           Loans       DEPOSITOR                            |
Special Purpose Entities  --------------  CWABS, Inc.                          |
------------------------                 ------------                          |
                                               |                               |
                                      Mortgage |                               | Swap
                                      Loans    |                               | Payments
                                               |                               |
                                               |                               |
                                          --------------------                 |
                         Mortgage            ISSUING ENTITY      Swap          |
-------------------      Loan              CWABS Asset-Backed    Payments  ------------------
MASTER SERVICER AND      Servicing         Certificates Trust  -----------      SWAP TRUST
     SERVICER       ---------------------        2006-17                   ------------------
 Countrywide Home                                                              |
Loans Servicing LP                               TRUSTEE                       |
-------------------                       The Bank of New York -------         | Swap
                                          --------------------        |        | Payments
                                                  |                   |        |
                                                  |                   |    ------------------
                                                  |   Distributions   ---- CERTIFICATEHOLDERS
                                                  |                        ------------------
                                 Deposits to Final|                              |
                                 Maturity Reserve |                              |
                                 Fund             |                              |
                                                  |             --------------   | Payments from
                                                  |------------ FINAL MATURITY --- Final Maturity
                                                                RESERVE FUND       Reserve Fund
                                                                --------------

                                       16

                                THE MORTGAGE POOL

GENERAL

          Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in the Annex A attached to this free writing prospectus.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

          The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal
Prepayments received during that portion of a Prepayment Period from the related
Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all
late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution
Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

          When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

          Countrywide Home Loans will be permitted under the Pooling and
Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the
Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the

                                       17

related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business
Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

          The CWABS, Inc., Asset-Backed Certificates, Series 2006-17 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

          When describing the Certificates in this free writing prospectus we use the following terms:

         DESIGNATION                         CLASS OF CERTIFICATES
----------------------------   -------------------------------------------------
CLASS A CERTIFICATES:          Class 1-A and Class 2-A Certificates

CLASS 2-A CERTIFICATES:        Class 2-A-1, Class 2-A-2 and Class 2-A-3
                               Certificates

SENIOR CERTIFICATES:           Class A and Class A-R Certificates

CLASS M CERTIFICATES:          Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6, Class M-7,
                               Class M-8 and Class M-9 Certificates

SUBORDINATE CERTIFICATES:      Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:       Class A and Subordinate Certificates

OFFERED CERTIFICATES:          Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3,
                               Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6, Class M-7, Class M-8,
                               Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

            CLASS                          TYPE
----------------------------   ---------------------------
Class A Certificates:          Senior/Adjustable Rate
Subordinate Certificates:      Subordinate/Adjustable Rate
Class A-R Certificates:        Senior/REMIC Residual
Class P Certificates:          Prepayment Charges
Class C Certificates:          Residual

          Generally:

          o    distributions of principal and interest on the Class 1-A
               Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

                                       18

          o    distributions of principal and interest on the Class 2-A
               Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

          o    distributions of principal and interest on the Subordinate
               Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group
               2;

          o    distributions on the Class P and Class C Certificates, to the
               extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
               Mortgage Loans in Loan Group 1 and Loan Group 2; and

          o    distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage
               Loans in Loan Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

          The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

          The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

          General Definitions.

          "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

          "BUSINESS DAY" is any day other than:

               (1) a Saturday or Sunday or

               (2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

                                       19

          "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates
(other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

               (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

               (2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

          After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

          "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
October 2006.

          "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

          "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

          "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

          "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the
Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

          "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the

                                       20

Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

          "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

          "RECORD DATE" means:

               (1) in the case of the Adjustable Rate Certificates, the Business
          Day immediately preceding the Distribution Date, unless the Adjustable
          Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

               (2) in the case of the Class A-R Certificates, the last Business
          Day of the month preceding the month of the Distribution Date.

          "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

          Definitions related to Interest Calculations and Distributions.

          "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

          "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

          "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

          "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

               (a) Current Interest for such class with respect to prior
          Distribution Dates over

               (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

          "INTEREST DETERMINATION DATE" means for the Adjustable Rate
Certificates, the second LIBOR Business Day preceding the commencement of each
Accrual Period.

          "INTEREST FUNDS" means for any Loan Group and any Distribution Date,
(1) the Interest Remittance Amount for that Loan Group and the Distribution
Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

          "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any Distribution Date:

               (a) the sum, without duplication, of:

                                       21

                    (1) all scheduled interest collected during the related Due
               Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                    (2) all interest on prepayments, other than Prepayment
               Interest Excess,

                    (3) all Advances relating to interest,

                    (4) all Compensating Interest,

                    (5) all Liquidation Proceeds collected during the related
               Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                    (6) the allocable portion of any Seller Shortfall Interest
               Requirement, less

               (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

          "NET RATE CAP" for each Distribution Date means:

          (i) with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for
such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account in respect of
Loan Group 1 as of the first day of that Due Period,

          (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group
2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap
Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit
with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap
Termination Payment due to a Swap Counterparty Trigger Event) and (y) a
fraction, the numerator of which is the Interest Funds for Loan Group 2 for such
Distribution Date, and the denominator of which is the Interest Funds for Loan
Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage
Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding
Account in respect of Loan Group 2 as of the first day of that Due Period, and

          (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A
Certificates (weighted by an amount equal to the positive difference (if any) of the

                                       22

sum of the aggregate Stated Principal Balance of the Mortgage Loans in the
related Loan Group and the amount on deposit in the Pre-Funding Account in respect of that Loan Group) over the outstanding aggregate Certificate Principal
Balance of the Class 1-A and Class 2-A Certificates, respectively.

          "NET RATE CARRYOVER" for a class of interest-bearing certificates on any Distribution Date means the excess of:

               (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
          Rate Cap, over

               (2) the amount of interest the class accrued on the Distribution
          Date based on the applicable Net Rate Cap,

          plus the unpaid portion of this excess from prior Distribution Dates
(and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

          "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                              (1)     (2)
                                                             -----   -----
               Class 1-A..................................   0.140%  0.280%
               Class 2-A-1................................   0.050%  0.100%
               Class 2-A-2................................   0.150%  0.300%
               Class 2-A-3................................   0.240%  0.480%
               Class M-1..................................   0.290%  0.435%
               Class M-2..................................   0.310%  0.465%
               Class M-3..................................   0.330%  0.495%
               Class M-4..................................   0.390%  0.585%
               Class M-5..................................   0.410%  0.615%
               Class M-6..................................   0.470%  0.705%
               Class M-7..................................   0.820%  1.230%
               Class M-8..................................   1.000%  1.500%
               Class M-9..................................   2.000%  3.000%
               Class B....................................   2.500%  3.750%

(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

          "PASS-THROUGH RATE" with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

               (1) One-Month LIBOR for the Accrual Period (calculated as
          described below under "-- Calculation of One-Month LIBOR") plus the
          Pass-Through Margin for the class and Accrual Period, and

               (2) the applicable Net Rate Cap for the related Distribution
          Date.

          "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the
Distribution Date in each of October 2006, November 2006 and December 2006 means the sum of:

               (a) the product of (1) the excess of the aggregate Stated
          Principal Balance for the Distribution Date of all the Mortgage Loans
          in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
          owned by the issuing entity at the beginning of the related Due
          Period, over the aggregate

                                       23

          Stated Principal Balance for the Distribution Date of the Mortgage
          Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of all the Mortgage Loans in the Mortgage Pool (including the
          Subsequent Mortgage Loans, if any) (weighted on the basis of the
          Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

               (b) the product of (1) the amount on deposit in the Pre-Funding
          Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage
          Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due
          Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

          "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

          Definitions related to Principal Calculations and Distributions.

          "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class A Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Principal Remittance Amount for
Loan Group 1 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

          "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class A Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Principal Remittance Amount for
Loan Group 2 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

          "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

               (1) the aggregate Certificate Principal Balance of the Class A
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 60.10% of the aggregate Stated Principal
          Balance of the Mortgage Loans for the Distribution Date and (ii) the
          aggregate Stated Principal Balance of the Mortgage Loans for the
          Distribution Date minus the OC Floor.

          "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if
(x) the aggregate amount of Realized Losses on the Mortgage Loans from the
Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date                        Percentage
--------------------------------------   ------------------------------------------------------

October 2008 -- September 2009........   1.35% with respect to October 2008, plus an additional
                                         1/12th of 1.65% for each month thereafter through
                                         September 2009

October 2009 -- September 2010........   3.00% with respect to October 2009, plus an additional
                                         1/12th of 1.80% for each month thereafter through
                                         September 2010

October 2010 -- September 2011........   4.80% with respect to October 2010, plus an additional
                                         1/12th of 1.40% for each month thereafter through
                                         September 2011

October 2011 -- September 2012........   6.20% with respect to October 2011, plus

                                       24

Distribution Date                        Percentage
--------------------------------------   ------------------------------------------------------

                                         an additional 1/12th of 0.80% for each month
                                         thereafter through September 2012

October 2012 -- September 2013........   7.00% with respect to October 2012, plus an additional
                                         1/12 of 0.10% for each month thereafter through
                                         September 2013

October 2013 -- and thereafter........   7.10%

          A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                           Class           Percentage
                    -------------------    ----------
                    A..................       40.10%
                    M-1................       49.84%
                    M-2................       63.24%
                    M-3................       74.77%
                    M-4................       89.38%
                    M-5................      109.59%
                    M-6................      135.59%
                    M-7................      168.42%
                    M-8................      200.00%
                    M-9................      285.71%
                    B..................      457.14%

          "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is
the excess, if any, of the Overcollateralized Amount for the Distribution Date
over the Overcollateralization Target Amount for the Distribution Date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

          The "FINAL MATURITY OC TRIGGER" will be in effect with respect to any
Distribution Date on or after the Distribution Date in October 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve
Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that
Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the outstanding Stated
Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

          "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

          "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal

                                       25

Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
1 and Loan Group 2 for such Distribution Date.

          "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                       Initial Target   Stepdown Target
                                        Subordination    Subordination
                                         Percentage        Percentage
                                       --------------   ---------------
          Class M-1.................       16.05%            32.10%
          Class M-2.................       12.65%            25.30%
          Class M-3.................       10.70%            21.40%
          Class M-4.................        8.95%            17.90%
          Class M-5.................        7.30%            14.60%
          Class M-6.................        5.90%            11.80%
          Class M-7.................        4.75%             9.50%
          Class M-8.................        4.00%             8.00%
          Class M-9.................        2.80%             5.60%
          Class B...................        1.75%             3.50%

          The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

          "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

          "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date means the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralized Amount on the Distribution Date
(after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount)
on the Distribution Date).

          "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is
an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

          "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

          "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

                                       26

          "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

               (1) the Principal Remittance Amount for the Loan Group for the
          Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
          Date,

               (2) the Extra Principal Distribution Amount for the Loan Group
          for the Distribution Date, and

               (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
          Pre-Funding Account at the end of the Funding Period (net of any
          investment income therefrom) allocable to the Loan Group.

               minus

               (4) (a) the Group 1 Overcollateralization Reduction Amount for
          the Distribution Date, in the case of Loan Group 1, and (b) the Group
          2 Overcollateralization Reduction Amount for the Distribution Date, in
          the case of Loan Group 2.

          "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

               (a) the sum, without duplication, of:

                    (1) the scheduled principal collected during the related Due
               Period or advanced with respect to the Distribution Date,

                    (2) prepayments collected in the related Prepayment Period,

                    (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

                    (4) the amount, if any, by which the aggregate unpaid
               principal balance of any Replacement Mortgage Loans delivered by
               Countrywide Home Loans in connection with a substitution of a
               Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                    (5) all Liquidation Proceeds (to the extent that the
               Liquidation Proceeds relate to principal) and Subsequent
               Recoveries collected during the related Due Period, less

               (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

          "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

          "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution
Date on or after the Stepdown Date, means the average of the Sixty-Day
Delinquency Rates for the Distribution Date and the two immediately preceding
Distribution Dates.

                                       27

          "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

               (1) the numerator of which is the excess of:

                    (a) the aggregate Stated Principal Balance of the Mortgage
               Loans for the preceding Distribution Date over

                    (b) (i) before the Certificate Principal Balances of the
               Class A Certificates have been reduced to zero, the sum of the
               Certificate Principal Balances of the Class A Certificates, or
               (ii) after the Certificate Principal Balances of the Class A
               Certificates have been reduced to zero, the Certificate Principal
               Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date,
               and

               (2) the denominator of which is the aggregate Stated Principal
          Balance of the Mortgage Loans for the preceding Distribution Date.

          "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

          "STEPDOWN DATE" is the earlier to occur of:

               (a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A
          Certificates is reduced to zero, and

               (b) the later to occur of (x) the Distribution Date in October
          2009 and (y) the first Distribution Date on which the aggregate
          Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

          "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

               (1) the sum of:

                    (a) the aggregate Certificate Principal Balance of the Class
               A Certificates (after taking into account distribution of the
               Class 1-A Principal Distribution Amount and Class 2-A Principal
               Distribution Amount for the Distribution Date),

                    (b) the aggregate Certificate Principal Balance of any
               classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account
               distribution of the Subordinate Class Principal Distribution
               Amount(s) for the senior class(es) of Certificates for the
               Distribution Date), and

                    (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution
               Date over

               (2) the lesser of (a) the product of (x) 100% minus the Stepdown
          Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal
          Balance of the Mortgage Loans for the Distribution Date minus the OC
          Floor;

                                       28

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

          "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

          "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x)
the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

          The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

               (1) all payments on account of principal, including Principal
          Prepayments, on the Mortgage Loans,

               (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the
          Mortgage Loans, net of the related Master Servicing Fees on the
          Mortgage Loans and net of Prepayment Interest Excess,

               (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent
          Recoveries,

               (4) all payments made by the Master Servicer in respect of
          Compensating Interest,

               (5) all payments made by a Seller in connection with the
          repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the
          Pooling and Servicing Agreement,

               (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

               (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

               (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
          Account,

               (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

               (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

               (11) all Advances.

                                       29

          On the Business Day prior to the Master Servicer Advance Date in each of October 2006, November 2006 and December 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the
Certificate Account, the Seller Shortfall Interest Requirement (if any) for the
related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

          The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

               (1) to pay to the Master Servicer the Master Servicing Fees on
          the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
          Adjustment to Master Servicing Fee in Connection With Certain Prepaid
          Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest
          Excess for the related Prepayment Period,

               (2) to reimburse the Master Servicer and the Trustee for
          Advances, which right of reimbursement with respect to any Mortgage
          Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds
          or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

               (3) to reimburse the Master Servicer and the Trustee for any
          Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advances and identifying the related
          Mortgage Loan(s), and their respective portions of the nonrecoverable
          Advances),

               (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

               (5) to pay to the Master Servicer any unpaid Master Servicing
          Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of
          reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

               (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

               (7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
          Principal Remittance Amount on the related Distribution Account

                                       30

          Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

               (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

               (9) to clear and terminate the Certificate Account upon
          termination of the Pooling and Servicing Agreement.

          In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

          The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

          The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

               (1) the aggregate amount remitted by the Master Servicer to the
          Trustee,

               (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
          Account, and

               (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

          The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

               (1) to pay the Trustee Fee to the Trustee,

               (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

               (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

               (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account",

                                       31

               (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
          "--Withdrawals from the Certificate Account", and

               (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

          o    the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

          o    the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of
               Countrywide Home Loans and will be remitted to Countrywide Home
               Loans as described herein.

          The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

          Carryover Reserve Fund and Credit Comeback Excess Account. Funds in
the Carryover Reserve Fund and in the Credit Comeback Excess Account may be
invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

          If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the
Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their
Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the
Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or
Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

          Swap Account. Funds in the Swap Account will not be invested.

                                       32

          Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The
Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity
Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

THE SWAP ACCOUNT

          The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each
Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date
(and, if necessary, any portion of the Principal Remittance Amount for Loan
Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       33

FEES AND EXPENSES

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                    AMOUNT                 GENERAL PURPOSE               SOURCE (2)                FREQUENCY
--------------------------  ------------------------------------  ---------------  -----------------------------------  ------------

FEES

Master Servicing Fee /      One-twelfth of the Servicing Fee      Compensation     Collections with respect to each     Monthly
Master Servicer             Rate multiplied by the Stated                          Mortgage Loan and any Liquidation
                            Principal Balance of each Mortgage                     Proceeds or Subsequent Recoveries
                            Loan (3)

Additional Servicing        o    Prepayment Interest Excess (4)   Compensation     Interest collections with respect    Time to time
Compensation / Master                                                              to each Mortgage Loan
Servicer
                            o    All late payment fees,           Compensation     Payments made by obligors with       Time to time
                                 assumption fees and other                         respect to the Mortgage Loans
                                 similar charges (excluding
                                 prepayment charges)

                            o    All investment income earned on  Compensation     Investment income related to the     Monthly
                                 amounts on deposit in the                         Certificate Account and
                                 Certificate Account and                           Distribution Account
                                 Distribution Account

                            o    Excess Proceeds (5)              Compensation     Liquidation Proceeds and Subsequent  Time to time
                                                                                   Recoveries with respect to each
                                                                                   Mortgage Loan

Trustee Fee (the "TRUSTEE   One-twelfth of the Trustee Fee Rate   Compensation     Interest Remittance Amount           Monthly
FEE") / Trustee             multiplied by the sum of (i) the
                            aggregate Stated Principal Balance
                            of the outstanding Mortgage Loans
                            and (ii) any amounts remaining in
                            the Pre-Funding Account (excluding
                            any investment earnings thereon) (6)

EXPENSES

Net Swap Payments /         Net Swap Payments (7)                 Expense          Interest Funds for Loan Group 1 and  Monthly
Swap Counterparty                                                                  Loan Group 2 and, to the extent
                                                                                   that Interest Funds are not
                                                                                   sufficient, the Principal
                                                                                   Remittance Amount for Loan Group 1
                                                                                   and Loan Group 2

Swap Termination Payment /  The Swap Termination Payment to       Expense          Interest Funds for Loan Group 1 and  Time to time
Swap Counterparty           which the Swap Counterparty may be                     Loan Group 2 and, to the extent
                            entitled in the event of an early                      that Interest Funds are not
                            termination of the Swap Contract                       sufficient, the Principal
                                                                                   Remittance Amount for Loan Group 1
                                                                                   and Loan Group 2 (8)

                                       34

   TYPE / RECIPIENT (1)                    AMOUNT                 GENERAL PURPOSE               SOURCE (2)                FREQUENCY
--------------------------  ------------------------------------  ---------------  -----------------------------------  ------------

Insurance premiums /        Insurance premium(s) for Mortgage     Expense          Interest collections on the related  Monthly
Mortgage Insurer            Loan(s) covered by lender-paid                         Mortgage Loan(s)
                            mortgage insurance policies

Insurance expenses /        Expenses incurred by the Master       Reimbursement    To the extent the expenses are       Time to time
Master Servicer             Servicer                              of Expenses      covered by an insurance policy with
                                                                                   respect to the Mortgage Loan

Servicing Advances /        To the extent of funds available,     Reimbursement    With respect to each Mortgage Loan,  Time to time
Master Servicer             the amount of any Servicing           of Expenses      late recoveries of the payments of
                            Advances.                                              the costs and expenses, Liquidation
                                                                                   Proceeds, Subsequent Recoveries,
                                                                                   purchase proceeds or repurchase
                                                                                   proceeds for that Mortgage Loan (9)

Indemnification expenses /  Amounts for which the Sellers, the    Indemnification  Amounts on deposit on the            Monthly
the Sellers, the Master     Master Servicer, the NIM Insurer and                   Certificate Account on any
Servicer, the NIM Insurer   Depositor are entitled to                              Distribution Account Deposit Date,
and the Depositor           indemnification (10)                                   following the transfer to the
                                                                                   Distribution Account

----------
(1)  If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the
     Master Servicer) prior to distributions on the Certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
     The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
     Adjustment to Master Servicing Fee in Connection With Certain Prepaid
     Mortgage Loans."

(4)  Prepayment Interest Excess is described above under "Servicing of the
     Mortgage Loans -- Servicing Compensation and Payment of Expenses."

(5)  Excess Proceeds is described above in this free writing prospectus under
     "-- Glossary of Terms -- General Definitions."

(6)  The Trustee Fee Rate will equal 0.009% per annum.

(7)  The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
     "Description of the Certificates -- The Swap Contract."

(8)  Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the
     Certificates -- Overcollateralization Provisions."

                                       35

(9)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10) Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor
     are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master
     Servicer, the Depositor, the Sellers and the NIM Insurer."

                                       36

DISTRIBUTIONS

          General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

          Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal
Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities;
provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the
Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

          On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

          Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

          All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

          The Pass-Through Rates for the Adjustable Rate Certificates are
variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each
Distribution Date, the Pass-Through Rate for each class of Adjustable Rate
Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest
Calculations and Distributions" for a more detailed understanding as to how the
Net Rate Cap is calculated, and applied to the Pass-Through Rate.

          If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

          On each Distribution Date, the Interest Funds for that Distribution
Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

               (1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity
          Reserve Fund, the Required Final Maturity Deposit,

               (2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment
          (other than a Swap Termination Payment due to a Swap Counterparty
          Trigger Event) payable to the Swap Counterparty with respect to such
          Distribution Date;

                                       37

               (3) concurrently:

                    (a) from the Interest Funds for Loan Group 1, to the Class
               1-A Certificates, the Current Interest and Interest Carry Forward
               Amount for that class,

                    (b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and
               Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

               (4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining
          Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate
          Principal Balances thereof, to the extent needed to pay any Current
          Interest and Interest Carry Forward Amount for each such class.
          Interest Funds remaining after such allocation to pay any Current
          Interest and Interest Carry Forward Amount based on the Certificate
          Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest
          Carry Forward Amount,

               (5) from the remaining Interest Funds for both Loan Groups, sequentially:

                    (a) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9
               and Class B Certificates, in that order, the Current Interest for that class, and

                    (b) any remainder as part of the Excess Cashflow to be
               allocated as described under "--Overcollateralization Provisions"
               below.

          Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution
Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

          On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

                                       38

          On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

               (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                    (A) concurrently:

                         (i) from the Principal Distribution Amount for Loan
                    Group 1, sequentially:

                              (a) to the Class 1-A Certificates, until the
                         Certificate Principal Balance thereof is reduced to
                         zero, and

                              (b) to the classes of Class 2-A Certificates
                         (after the distribution of the Principal Distribution
                         Amount from Loan Group 2 as provided in clause
                         (1)(A)(ii)(a) below), in the amounts and order of
                         priority set forth in clause (3) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                         (ii) from the Principal Distribution Amount for Loan
                    Group 2, sequentially:

                              (a) to the classes of Class 2-A Certificates, in
                         the amounts and order of priority set forth in clause
                         (3) below, until the Certificate Principal Balances
                         thereof are reduced to zero, and

                              (b) to the Class 1-A Certificates (after the
                         distribution of the Principal Distribution Amount from
                         Loan Group 1 as provided in clause (1)(A)(i)(a) above),
                         until the Certificate Principal Balance thereof is
                         reduced to zero,

                    (B) from the remaining Principal Distribution Amounts for
               both Loan Groups, sequentially:

                         (i) sequentially, to the Class M-1, Class M-2, Class
                    M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                    Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                    reduced to zero, and

                         (ii) any remainder as part of the Excess Cashflow to be
                    allocated as described under "--Overcollateralization
                    Provisions" below.

               (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal
          Distribution Amounts for both Loan Groups, sequentially:

                    (A) concurrently:

                         (i) from the Principal Distribution Amount for Loan
                    Group 1, in an amount up to the Class 1-A Principal
                    Distribution Amount, sequentially:

                              (a) to the Class 1-A Certificates, until the
                         Certificate Principal Balance thereof is reduced to
                         zero, and

                              (b) to the classes of Class 2-A Certificates
                         (after the distribution of the Principal Distribution
                         Amount from Loan Group 2 as provided in clause
                         (2)(A)(ii)(a) below), in the amounts and order of
                         priority set forth in clause (3) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                                       39

                         (ii) from the Principal Distribution Amount for Loan
                    Group 2, in an amount up to the Class 2-A Principal
                    Distribution Amount, sequentially:

                              (a) to the classes of Class 2-A Certificates, in
                         the amounts and order of priority set forth in clause
                         (3) below, until the Certificate Principal Balances
                         thereof are reduced to zero, and

                              (b) to the Class 1-A Certificates (after the
                         distribution of the Principal Distribution Amount from
                         Loan Group 1 as provided in clause (2)(A)(i)(a) above),
                         until the Certificate Principal Balance thereof is
                         reduced to zero,

                    (B) from the remaining Principal Distribution Amounts for
               Loan Group 1 and Loan Group 2, sequentially:

                         (i) sequentially, to the Class M-1, Class M-2, Class
                    M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                    Class M-9 and Class B Certificates, in that order, the
                    Subordinate Class Principal Distribution Amount for that
                    class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                         (ii) any remainder as part of the Excess Cashflow to be
                    allocated as described under "--Overcollateralization
                    Provisions" below.

               (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2 and Class
          2-A-3 Certificates, in that order, until the Certificate Principal
          Balance thereof is reduced to zero.

          Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate
Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing
Date for the purposes of making distributions on the Class A-R and Class P
Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class
A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as
described above) and payments to the Swap Counterparty (each as described above)
and the Class C Certificates (as provided in the Pooling and Servicing
Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

          On the Closing Date, it is expected that the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable
Rate Certificates by approximately $17,500,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

          The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each

                                       40

Distribution Date as a payment of principal on the related class or classes of
Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss
Amounts and to fund the Final Maturity Reserve Fund in the amounts and the priorities described below.

          The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in "--Distributions
-- Distributions of Interest" and clause (1)(B)(ii) or (2)(B)(ii), as applicable, in "-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

          With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

          1.   to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under "--Distributions--Distributions of Principal" above;

          2.   concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

          3.   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
               Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
               Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

          4.   to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net
               Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of
               Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on
               Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

          5.   to the Carryover Reserve Fund, in an amount equal to the Required
               Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

          6.   if the Final Maturity OC Trigger is in effect, sequentially, in the following order of priority: (i) to the classes of Class A
               Certificates, pro rata, based on the Class 1-A Principal
               Distribution Amount (in the case of clause (x)) and the Class 2-A
               Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the
               Certificate Principal Balance thereof is reduced to zero, and (y)
               sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
               Certificates, in that order, in each case until the Certificate
               Principal Balance thereof is reduced to zero, and (ii)
               sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
               Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
               Certificates, in that order, in each case until the Certificate
               Principal Balance thereof is reduced to zero;

          7.   to the Swap Account, in an amount equal to any Swap Termination
               Payment due to the Swap Counterparty as a result of a Swap
               Counterparty Trigger Event; and

                                       41

          8.   to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

          Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

          Countrywide Home Loans has entered into an interest rate swap transaction with Swiss Re Financial Products Corporation ("SRFP" or the "SWAP
COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "SWAP CONTRACT"). The obligations of the Swap
Counterparty will be fully and unconditionally guaranteed by Swiss Reinsurance
Company (the "SWAP GUARANTOR") pursuant to a guaranty in favor of Countrywide
Home Loans (the "SWAP GUARANTY"). In addition, on the Closing Date, Countrywide
Home Loans and the Swap Counterparty will execute an ISDA Master Agreement. The
Swap Contract is subject to certain ISDA definitions. On the Closing Date,
Countrywide Home Loans will assign its rights under the Swap Contract and the
Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP
CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract
Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home
Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. In addition, on the Closing Date, the Swap Contract Administrator and the Swap Counterparty
will enter into an ISDA Master Agreement.

          With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

          (i) a fixed rate of 5.35% per annum,

          (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

          (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

          With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

          (i) One-Month LIBOR (as determined by the Swap Counterparty),

          (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

          (iii) the actual number of days in the related calculation period, divided by 360.

          With respect to any Distribution Date, the Swap Contract Administrator
or the Swap Counterparty, as the case may be, will only be required to make a
"NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap
Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

                                       42

          In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the swap trust.

          In the event that a Swap Termination Payment due to a Swap
Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

          In the event that a Net Swap Payment is payable from the Swap
Counterparty with respect to any Distribution Date, the Swap Contract
Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current
Interest and Interest Carry Forward Amounts with respect to the Swap
Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for
Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess
Cashflow for the Distribution Date, as well as (d) any remaining
Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and
Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any
Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee
(acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

          In the event that the Swap Contract is terminated, Countrywide Home
Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

                                       43

          Following the distributions of Excess Cashflow and Credit Comeback
Excess Cashflow as described under " -- Overcollateralization Provisions
--Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

               (1) to the Swap Contract Administrator for payment to the Swap
          Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

               (2) to the Swap Contract Administrator for payment to the Swap
          Counterparty, any Swap Termination Payment (other than a Swap
          Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

               (3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

               (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
          class;

               (5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and
          Credit Comeback Excess Cashflow as described above under " --
          Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution
          Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " --
          Overcollateralization Provisions -- Excess Cashflow" above;

               (6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate
          Carryover;

               (7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss
          Amount for the class;

               (8) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

               (9) to the Swap Contract Administrator for payment to the Swap
          Counterparty, only to the extent necessary to cover any Swap
          Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

          The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

                                       44

         MONTH OF           SWAP CONTRACT
      DISTRIBUTION            NOTIONAL
          DATE               BALANCE ($)
-------------------------   -------------
October 2006.............    981,500,000
November 2006............    973,503,537
December 2006............    963,971,102
January 2007.............    952,916,977
February 2007............    940,362,562
March 2007...............    926,336,436
April 2007...............    910,875,080
May 2007.................    894,219,303
June 2007................    876,264,056
July 2007................    857,068,906
August 2007..............    836,699,960
September 2007...........    815,229,594
October 2007.............    792,732,200
November 2007............    772,727,770
December 2007............    751,888,796
January 2008.............    730,308,880
February 2008............    708,085,668
March 2008...............    681,543,703
April 2008...............    654,033,767
May 2008.................    627,623,143
June 2008................    602,276,962
July 2008................    577,952,383
August 2008..............    554,608,286
September 2008...........    532,205,202
October 2008.............    495,980,337
November 2008............    462,390,264
December 2008............    431,234,916
January 2009.............    402,329,803
February 2009............    375,504,791
March 2009...............    350,602,961
April 2009...............    335,787,795
May 2009.................    321,597,270
June 2009................    308,005,097
July 2009................    156,351,338
August 2009..............    152,961,531
September 2009...........    149,750,125
October 2009.............    146,934,506
November 2009............    144,081,314
December 2009............    141,575,158
January 2010.............    138,957,991
February 2010............    136,848,786
March 2010...............    134,773,331
April 2010...............    132,305,799
May 2010.................    129,942,261
June 2010................    127,564,566
July 2010................    125,278,556
August 2010..............    123,002,681
September 2010...........    120,852,492
October 2010.............    118,914,331
November 2010............    116,900,944
December 2010............    115,086,401
January 2011.............    113,159,658
February 2011............    111,616,585
March 2011...............    110,125,075
April 2011...............    108,390,640
May 2011.................    106,753,239
June 2011................    105,134,720
July 2011................    103,431,472
August 2011..............    100,987,756
September 2011...........     98,460,619
October 2011.............     96,396,871
November 2011............     94,445,488
December 2011............     92,831,425
January 2012.............     91,028,531
February 2012............     89,568,747
March 2012...............     88,232,303

          A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

          The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

          o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

          o    certain insolvency or bankruptcy events, and

          o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

          Early termination events under the Swap Contract include, among other things:

          o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if
               applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

          o    a tax event (which generally relates to either party to the Swap
               Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an
               indemnifiable tax), and

          o    an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

          In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade

                                       45

(but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap Guarantor are rated below
"P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the
Swap Guarantor are rated below "A-1" by S&P or (ii) if the Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by S&P (such event, a
"COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days,
(a) cause another entity to replace the Swap Counterparty that satisfies the
Swap Counterparty Ratings Requirement and that is approved by the Swap Contract
Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap
Counterparty Ratings Requirement, to honor the Swap Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap
Contract Administrator; (c) post collateral satisfactory to the applicable
Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

          "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

          It will be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) of the second preceding paragraph.

          The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

          Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency.

                                       46

          "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the
Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

          SRFP is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP's headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP
currently has a long-term counterparty credit rating of "AA-" and a short-term debt rating of "A-1+" from Standard & Poor's.

          SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance
Company ("SWISS RE"), a Swiss corporation. Swiss Re was founded in Zurich,
Switzerland, in 1863 and since then has become one of the world's leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re's headquarters are located at Mythenquai 50/60,
CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

          Swiss Re currently has (i) from Standard & Poor's: long-term counterparty credit, financial strength and senior unsecured debt ratings of
"AA-" and a short-term counterparty credit rating of "A-1+," (ii) from Moody's:
insurance financial strength and senior debt ratings of "Aa2" (negative outlook), and a short-term rating of "P-1" and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of "AA-".

          Various regulatory authorities, including the U.S. Securities and
Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General's office, State Insurance Departments in the
United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

          The information contained in the preceding four paragraphs has been provided by the Swap Guarantor and the Swap Counterparty for use in this free writing prospectus. Neither the Swap Guarantor nor the Swap Counterparty
undertakes any obligation to update such information. Neither the Swap Guarantor nor the Swap Counterparty makes any representation regarding the Offered
Certificates or the advisability of investing in the Offered Certificates and neither makes any representation regarding, nor has it participated in the preparation of, this prospectus supplement or the accompanying prospectus other than the information contained in the preceding four paragraphs.

          The significance percentage for the Swap Contract is less than 10%.
The "SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

          The Certificates do not represent an obligation of the Swap
Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract,

                                       47

the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

          The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

          On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

               (1)  with an established place of business in London,

               (2)  which have been designated as such by the Trustee and

               (3)  which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any
                    successor Master Servicer.

          The establishment of One-Month LIBOR on each Interest Determination
Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

          The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover
Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

          On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the
Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any
Net Rate Carryover as described under "-- Overcollateralization Provisions"
above.

                                       48

          On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the
Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the
Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER
RESERVE FUND DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

          The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate
Certificates. The Credit Comeback Excess Account will not be an asset of any
REMIC.

          On each Distribution Date, the Trustee will deposit in the Credit
Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess
Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

FINAL MATURITY RESERVE FUND

          The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the "FINAL MATURITY RESERVE FUND"), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The
Final Maturity Reserve Fund will not be an asset of the issuing entity or of any
REMIC.

          On each Distribution Date beginning on the Distribution Date in
October 2016 up to and including the Final Maturity Reserve Funding Date
(defined below), if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date)
is greater than the amount specified in the table entitled "40-Year Target
Schedule" for that Distribution Date (the "40-YEAR TARGET "), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that
Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity
Funding Cap.

          The "FINAL MATURITY RESERVE DEPOSIT" for any Distribution Date
beginning on the Distribution Date in October 2016 up to and including the Final
Maturity Reserve Funding Date will equal the lesser of (a) the product of (i)
0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date)
and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution
Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

                                       49

                            40-YEAR TARGET SCHEDULE

     MONTH OF          40-YEAR
DISTRIBUTION DATE     TARGET ($)
-----------------   -------------
October 2016.....   36,043,957.78
November 2016....   35,545,449.23
December 2016....   35,053,717.28
January 2017.....   34,568,670.37
February 2017....   34,090,218.13
March 2017.......   33,618,271.43
April 2017.......   33,152,742.35
May 2017.........   32,693,544.15
June 2017........   32,240,591.24
July 2017........   31,793,799.22
August 2017......   31,353,084.82
September 2017...   30,918,365.85
October 2017.....   30,489,561.30
November 2017....   30,066,591.16
December 2017....   29,649,376.59
January 2018.....   29,237,839.79
February 2018....   28,831,903.96
March 2018.......   28,431,493.36
April 2018.......   28,036,533.33
May 2018.........   27,646,950.12
June 2018........   27,262,671.06
July 2018........   26,883,624.38
August 2018......   26,509,739.36
September 2018...   26,140,946.17
October 2018.....   25,777,175.97
November 2018....   25,418,360.81
December 2018....   25,064,433.67
January 2019.....   24,715,328.43
February 2019....   24,370,979.87
March 2019.......   24,031,323.65
April 2019.......   23,696,296.30
May 2019.........   23,365,835.19
June 2019........   23,039,878.56
July 2019........   22,718,365.43
August 2019......   22,401,235.73
September 2019...   22,088,430.13
October 2019.....   21,779,890.11
November 2019....   21,475,557.97
December 2019....   21,175,376.75
January 2020.....   20,879,290.30
February 2020....   20,587,243.20
March 2020.......   20,299,180.76
April 2020.......   20,015,049.09
May 2020.........   19,734,794.94
June 2020........   19,458,365.87
July 2020........   19,185,710.09
August 2020......   18,916,776.50
September 2020...   18,651,514.74
October 2020.....   18,389,875.10
November 2020....   18,131,808.52
December 2020....   17,877,266.64
January 2021.....   17,626,201.75
February 2021....   17,378,566.74
March 2021.......   17,134,315.19
April 2021.......   16,893,401.27
May 2021.........   16,655,779.79
June 2021........   16,421,406.15
July 2021........   16,190,236.38
August 2021......   15,962,227.08
September 2021...   15,737,335.43
October 2021.....   15,515,519.21
November 2021....   15,296,736.76
December 2021....   15,080,946.99
January 2022.....   14,868,109.34
February 2022....   14,658,183.81
March 2022.......   14,451,130.98
April 2022.......   14,246,911.87
May 2022.........   14,045,488.14
June 2022........   13,846,821.86
July 2022........   13,650,875.71
August 2022......   13,457,612.80
September 2022...   13,266,996.76
October 2022.....   13,078,991.72
November 2022....   12,893,562.28
December 2022....   12,710,673.55
January 2023.....   12,530,291.07
February 2023....   12,352,380.85
March 2023.......   12,176,909.41
April 2023.......   12,003,843.66
May 2023.........   11,833,150.98
June 2023........   11,664,799.21
July 2023........   11,498,756.56
August 2023......   11,334,991.75
September 2023...   11,173,473.91
October 2023.....   11,014,172.53
November 2023....   10,857,057.54
December 2023....   10,702,099.30
January 2024.....   10,549,268.55
February 2024....   10,398,536.43
March 2024.......   10,249,874.46
April 2024.......   10,103,254.56
May 2024.........    9,958,649.01
June 2024........    9,816,030.48
July 2024........    9,675,372.02
August 2024......    9,536,647.02
September 2024...    9,399,829.22
October 2024.....    9,264,892.75
November 2024....    9,131,812.07
December 2024....    9,000,562.00
January 2025.....    8,871,117.66
February 2025....    8,743,454.56
March 2025.......    8,617,548.52
April 2025.......    8,493,375.64
May 2025.........    8,370,912.42
June 2025........    8,250,135.65
July 2025........    8,131,022.40
August 2025......    8,013,550.07
September 2025...    7,897,696.39
October 2025.....    7,783,439.38
November 2025....    7,670,757.31
December 2025....    7,559,628.84
January 2026.....    7,450,032.81
February 2026....    7,341,948.41
March 2026.......    7,235,355.13
April 2026.......    7,130,232.65
May 2026.........    7,026,561.02
June 2026........    6,924,320.51
July 2026........    6,823,491.65
August 2026......    6,724,055.28
September 2026...    6,625,992.45
October 2026.....    6,529,284.47
November 2026....    6,433,912.96
December 2026....    6,339,859.70
January 2027.....    6,247,106.78
February 2027....    6,155,636.53
March 2027.......    6,065,431.48
April 2027.......    5,976,474.43
May 2027.........    5,888,748.40
June 2027........    5,802,236.63
July 2027........    5,716,922.62
August 2027......    5,632,790.06
September 2027...    5,549,822.87
October 2027.....    5,468,005.20
November 2027....    5,387,321.38
December 2027....    5,307,756.01
January 2028.....    5,229,293.83
February 2028....    5,151,919.84
March 2028.......    5,075,619.21
April 2028.......    5,000,377.34
May 2028.........    4,926,179.80
June 2028........    4,853,012.38
July 2028........    4,780,861.03
August 2028......    4,709,711.92
September 2028...    4,639,551.40
October 2028.....    4,570,365.98
November 2028....    4,502,142.38
December 2028....    4,434,867.52
January 2029.....    4,368,528.43
February 2029....    4,303,112.38
March 2029.......    4,238,606.80
April 2029.......    4,174,999.24
May 2029.........    4,112,277.48
June 2029........    4,050,429.45
July 2029........    3,989,443.21
August 2029......    3,929,307.02
September 2029...    3,870,009.29
October 2029.....    3,811,538.58
November 2029....    3,753,883.59
December 2029....    3,697,033.22
January 2030.....    3,640,976.46
February 2030....    3,585,702.51
March 2030.......    3,531,200.65
April 2030.......    3,477,460.37
May 2030.........    3,424,471.29
June 2030........    3,372,223.10
July 2030........    3,320,705.72
August 2030......    3,269,909.15
September 2030...    3,219,823.57
October 2030.....    3,170,439.25
November 2030....    3,121,746.63
December 2030....    3,073,736.23
January 2031.....    3,026,398.75
February 2031....    2,979,724.99
March 2031.......    2,933,705.87
April 2031.......    2,888,332.45
May 2031.........    2,843,595.91
June 2031........    2,799,487.52
July 2031........    2,755,998.71
August 2031......    2,713,121.00
September 2031...    2,670,846.03
October 2031.....    2,629,165.55
November 2031....    2,588,071.45
December 2031....    2,547,555.69
January 2032.....    2,507,610.33
February 2032....    2,468,227.62
March 2032.......    2,429,399.82
April 2032.......    2,391,119.33
May 2032.........    2,353,378.69
June 2032........    2,316,170.47
July 2032........    2,279,487.40
August 2032......    2,243,322.27
September 2032...    2,207,668.01
October 2032.....    2,172,517.59
November 2032....    2,137,864.13
December 2032....    2,103,700.82

                                       50

     MONTH OF          40-YEAR
DISTRIBUTION DATE     TARGET ($)
-----------------   -------------
January 2033.....    2,070,020.91
February 2033....    2,036,817.80
March 2033.......    2,004,084.95
August 2033......    1,971,815.91
May 2033.........    1,940,004.33
June 2033........    1,908,643.90
July 2033........    1,877,728.46
August 2033......    1,847,251.89
September 2033...    1,817,208.20
October 2033.....    1,787,591.40
November 2033....    1,758,395.64
December 2033....    1,729,615.17
January 2034.....    1,701,244.27
February 2034....    1,673,277.31
March 2034.......    1,645,708.75
April 2034.......    1,618,533.10
May 2034.........    1,591,744.98
June 2034........    1,565,339.05
July 2034........    1,539,310.06
August 2034......    1,513,652.83
September 2034...    1,488,362.26
December 2034....    1,463,433.29
November 2034....    1,438,860.94
December 2034....    1,414,640.33
January 2035.....    1,390,766.60
March 2035.......    1,367,234.98
March 2035.......    1,344,040.76
April 2035.......    1,321,179.30
May 2035.........    1,298,646.02
June 2035........    1,276,436.39
July 2035........    1,254,545.95
August 2035......    1,232,970.34
September 2035...    1,211,705.16
October 2035.....    1,190,746.17
November 2035....    1,170,089.14
December 2035....    1,149,729.92
February 2036....    1,129,664.38
February 2036....    1,109,888.48
March 2036.......    1,090,398.24
April 2036.......    1,071,189.68
May 2036.........    1,052,258.95
July 2036........    1,033,602.20
July 2036........    1,015,215.64
August 2036......      997,095.55
September 2036 ..      979,238.24

          The "FINAL MATURITY FUNDING CAP" for any Distribution Date beginning with the Distribution Date in October 2016 will equal the lesser of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates
immediately prior to that Distribution Date and (ii) the aggregate Stated
Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period).

          The "FINAL MATURITY RESERVE FUNDING DATE" is the earlier of (i) the
Distribution Date on which the amount on deposit in the Final Maturity Reserve
Fund is equal to the Final Maturity Funding Cap and (ii) the Distribution Date
in September 2036.

          On the Distribution Date in September 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order of priority:

               (1) to the classes of Class A Certificates, pro rata, based on
          Certificate Principal Balances concurrently (x) to the Class 1-A
          Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the Certificate
          Principal Balances thereof are reduced to zero;

               (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case until the Certificate
          Principal Balance thereof is reduced to zero; and

               (3) to the Class C Certificates, all remaining amounts.

          If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity
Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

APPLIED REALIZED LOSS AMOUNTS

          If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5,
Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate
Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the

                                       51

Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2,
the amount of such excess will be applied to reduce the Certificate Principal
Balance of each class of Class 2-A Certificates, pro rata, until the Certificate
Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

          If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance
of the class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       52

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are
stated by that portion of the Statistical Calculation Date Pool Principal
Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation
Pool as a whole. The sum of the columns below may not equal the total indicated
due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........         7    $  1,696,541        0.94%     $242,363     8.223%     359.32       596       78.6%
2/28 6-month LIBOR............       431      70,887,231       39.37       164,472     8.641      359.19       596       79.2
2/38 6-month LIBOR............       146      31,361,308       17.42       214,803     8.533      479.02       579       75.7
2/28 6-month LIBOR - 60 -
   month Interest Only........        80      17,355,116        9.64       216,939     7.734      359.12       669       80.3
3/27 6-month LIBOR............        11       1,726,447        0.96       156,950     8.269      359.27       605       82.3
3/37 6-month LIBOR............         2         363,939        0.20       181,970     8.169      479.51       590       67.1
3/27 6-month LIBOR - 60 -
   month Interest Only........         4         855,000        0.47       213,750     7.784      358.78       638       84.5
5/25 6-month LIBOR............         6       1,419,854        0.79       236,642     7.719      359.54       624       71.1
5/35 6-month LIBOR............         3         604,703        0.34       201,568     8.452      479.46       578       74.0
15-Year Fixed.................         6         911,537        0.51       151,923     8.321      178.82       548       59.9
15-Year Fixed - Credit
   Comeback...................         1         122,268        0.07       122,268    10.500      179.00       658       94.3
30-Year Fixed.................       238      38,916,085       21.61       163,513     8.768      359.16       592       76.8
30-Year Fixed - Credit
   Comeback...................        19       3,480,802        1.93       183,200     9.862      359.49       604       76.5
40-Year Fixed.................        49       9,213,872        5.12       188,038     8.687      479.16       596       78.9
40-Year Fixed - Credit
   Comeback...................         5       1,073,808        0.60       214,762     8.951      479.83       600       68.0
30/15-Year Fixed Balloon......         1          79,154        0.04        79,154     8.700      179.00       644       80.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665      100.00%
                                   =====    ============      ======

                                       A-1

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................       539    $ 93,940,190       52.17%     $174,286     8.437%     359.18       611       79.4%
ARM 480.......................       151      32,329,950       17.95       214,106     8.527      479.04       579       75.6
Fixed 180.....................         8       1,112,958        0.62       139,120     8.587      178.85       567       65.1
Fixed 360.....................       257      42,396,887       23.54       164,968     8.858      359.18       593       76.8
Fixed 480.....................        54      10,287,680        5.71       190,513     8.714      479.23       597       77.8
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665      100.00%
                                   =====    ============      ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00.......         7    $    341,372        0.19%     $ 48,767    11.589%     376.70       550       73.5%
$50,000.01 - $75,000.00.......        64       4,150,598        2.31        64,853    10.086      366.98       600       80.7
$75,000.01 - $100,000.00......       129      11,434,346        6.35        88,638     9.445      365.02       600       80.8
$100,000.01 - $150,000.00.....       248      31,258,247       17.36       126,041     8.996      379.36       592       79.8
$150,000.01 - $200,000.00.....       238      41,786,915       23.21       175,575     8.506      383.84       597       76.1
$200,000.01 - $250,000.00.....       121      27,098,753       15.05       223,957     8.403      396.83       596       77.8
$250,000.01 - $300,000.00.....       104      28,587,161       15.88       274,877     8.157      395.42       608       76.6
$300,000.01 - $350,000.00.....        49      15,844,719        8.80       323,362     8.274      378.71       595       79.3
$350,000.01 - $400,000.00.....        35      13,110,896        7.28       374,597     8.295      400.73       605       76.8
$400,000.01 - $450,000.00.....         8       3,313,251        1.84       414,156     7.816      389.08       622       80.2
$450,000.01 - $500,000.00.....         4       1,911,870        1.06       477,967     8.135      389.39       662       75.3
$550,000.01 - $600,000.00.....         1         585,000        0.32       585,000     8.200      359.00       678       90.0
$600,000.01 - $650,000.00.....         1         644,538        0.36       644,538     8.650      477.00       640       75.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665      100.00%
                                   =====    ============      ======

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
STATE                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        11    $  1,167,880       0.65%      $106,171     8.821%     387.99       602       85.0%
Alaska........................         7       1,391,893       0.77        198,842     8.958      403.10       586       83.8
Arizona.......................        47       8,734,752       4.85        185,846     8.287      400.53       595       73.2
Arkansas......................         2         336,402       0.19        168,201     8.642      359.00       680       88.3
California....................       100      28,052,830      15.58        280,528     7.951      403.74       600       71.5
Colorado......................        12       1,807,515       1.00        150,626     8.863      393.52       591       81.8
Connecticut...................        17       2,897,590       1.61        170,446     8.700      360.12       585       80.3
Delaware......................         5         743,760       0.41        148,752     9.009      386.59       580       77.9
District of Columbia..........         4         858,948       0.48        214,737     8.614      358.74       559       68.5
Florida.......................       114      21,362,050      11.86        187,386     8.371      387.74       591       76.6
Georgia.......................        48       6,795,690       3.77        141,577     9.441      371.65       587       84.4
Hawaii........................         3       1,277,702       0.71        425,901     8.366      382.89       620       87.3
Idaho.........................         4         644,854       0.36        161,214     8.668      382.76       570       80.1
Illinois......................        55       9,018,490       5.01        163,973     8.897      375.16       620       80.2
Indiana.......................        23       2,224,958       1.24         96,737     9.664      358.45       604       86.3
Iowa..........................         1         205,200       0.11        205,200    10.875      360.00       637       95.0
Kansas........................         2         147,187       0.08         73,594     9.126      418.20       631       80.0
Kentucky......................        12       1,228,386       0.68        102,366     9.510      359.22       602       87.3
Louisiana.....................         6         645,690       0.36        107,615     9.812      358.76       596       87.2
Maine.........................         2         311,912       0.17        155,956     8.196      479.00       587       72.3
Maryland......................        45       9,543,324       5.30        212,074     8.530      395.52       591       76.2
Massachusetts.................        34       7,728,600       4.29        227,312     8.263      398.33       610       73.3
Michigan......................        31       4,137,050       2.30        133,453     9.368      372.32       589       84.8
Minnesota.....................        11       2,243,802       1.25        203,982     8.985      398.02       597       83.3
Mississippi...................         4         346,381       0.19         86,595     8.363      358.49       606       77.5
Missouri......................        16       1,686,797       0.94        105,425     9.666      377.76       596       83.0
Montana.......................         2         264,812       0.15        132,406     8.794      358.68       602       84.8
Nebraska......................         1          87,151       0.05         87,151     8.900      359.00       594       80.0
Nevada........................        17       2,960,407       1.64        174,142     8.492      409.08       618       79.3
New Hampshire.................         5       1,058,130       0.59        211,626     9.194      358.59       598       87.9
New Jersey....................        46      10,634,044       5.91        231,175     8.522      383.60       598       76.9
New Mexico....................         5         779,759       0.43        155,952     9.278      377.85       595       87.3
New York......................        31       7,400,304       4.11        238,719     8.254      386.25       611       73.1
North Carolina................        21       2,695,219       1.50        128,344     9.333      369.19       586       78.2
North Dakota..................         1          83,141       0.05         83,141     7.737      359.00       758       80.0
Ohio..........................        13       1,377,742       0.77        105,980     9.312      348.72       589       82.3
Oklahoma......................         9         994,082       0.55        110,454    10.419      359.40       558       87.1
Oregon........................        18       3,468,897       1.93        192,716     8.337      397.29       606       82.5
Pennsylvania..................        17       2,637,127       1.46        155,125     8.357      376.70       586       81.0
Rhode Island..................         3         691,622       0.38        230,541     8.833      402.00       641       76.7
South Carolina................        11       1,578,249       0.88        143,477     9.791      407.59       591       86.4
South Dakota..................         1         116,175       0.06        116,175     7.600      360.00       504       75.0
Tennessee.....................        13       1,357,706       0.75        104,439     9.167      358.98       598       84.6
Texas.........................       100      11,423,385       6.34        114,234     9.020      366.30       605       81.5
Utah..........................         7       1,045,861       0.58        149,409     8.502      399.95       604       82.6
Vermont.......................         2         343,909       0.19        171,954     9.098      359.62       608       85.8
Virginia......................        26       5,332,224       2.96        205,086     8.632      380.69       600       79.1
Washington....................        34       6,802,261       3.78        200,066     7.732      387.02       629       80.8
West Virginia.................         1         116,962       0.06        116,962    11.375      359.00       545       75.0
Wisconsin.....................         8         878,851       0.49        109,856     9.758      382.68       574       83.6
Wyoming.......................         1         400,001       0.22        400,001     6.750      360.00       605       58.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

                                      A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        31    $  5,418,286       3.01%      $174,783     8.012%     390.44       591       43.3%
50.01 - 55.00.................        12       2,248,661       1.25        187,388     7.980      382.23       577       52.9
55.01 - 60.00.................        34       6,697,268       3.72        196,978     8.005      392.08       587       57.5
60.01 - 65.00.................        57      12,337,361       6.85        216,445     7.906      385.70       595       63.2
65.01 - 70.00.................        76      15,563,930       8.64        204,789     8.108      394.06       585       68.5
70.01 - 75.00.................       106      20,648,773      11.47        194,800     8.363      399.09       591       74.0
75.01 - 80.00.................       339      50,441,696      28.01        148,796     8.593      381.57       605       79.5
80.01 - 85.00.................       122      25,482,396      14.15        208,872     8.660      386.26       593       84.3
85.01 - 90.00.................       149      29,635,836      16.46        198,898     8.934      382.93       620       89.6
90.01 - 95.00.................        75      10,921,120       6.07        145,615     9.673      382.10       595       94.8
95.01 - 100.00................         8         672,338       0.37         84,042    10.570      359.10       631      100.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

         COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        29    $  5,032,286       2.79%      $173,527     8.050%     390.37       589       43.4%
50.01 -  55.00................        12       2,248,661       1.25        187,388     7.980      382.23       577       52.9
55.01 -  60.00................        34       6,697,268       3.72        196,978     8.005      392.08       587       57.5
60.01 -  65.00................        57      12,337,361       6.85        216,445     7.906      385.70       595       63.2
65.01 -  70.00................        76      15,505,039       8.61        204,014     8.108      394.98       584       68.3
70.01 -  75.00................       100      20,077,931      11.15        200,779     8.361      400.24       591       73.9
75.01 -  80.00................       189      34,700,989      19.27        183,603     8.573      385.74       589       79.0
80.01 -  85.00................       121      25,150,396      13.97        207,855     8.668      386.61       593       84.3
85.01 -  90.00................       152      30,237,499      16.79        198,931     8.916      382.45       620       89.4
90.01 -  95.00................        80      11,851,437       6.58        148,143     9.529      383.32       598       93.6
95.01 - 100.00................       159      16,228,797       9.01        102,068     8.738      369.79       638       80.7
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

-----------
(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under the heading "The Mortgage Pool--Loan-to-Value Ratio" in this Prospectus
     Supplement.

                                      A-4

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.501 - 6.000.................         2    $    327,420       0.18%      $163,710     5.794%     359.55       621       66.7%
6.001 - 6.500.................        12       2,411,811       1.34        200,984     6.384      373.93       665       69.9
6.501 - 7.000.................        46      11,116,118       6.17        241,655     6.823      385.83       644       71.3
7.001 - 7.500.................        87      19,751,260      10.97        227,026     7.328      386.39       617       74.2
7.501 - 8.000.................       163      35,309,072      19.61        216,620     7.812      382.76       604       74.2
8.001 - 8.500.................       135      24,319,423      13.51        180,144     8.304      385.39       616       77.7
8.501 - 9.000.................       202      35,189,574      19.54        174,206     8.814      393.04       594       78.9
9.001 - 9.500.................        94      14,322,388       7.95        152,366     9.307      389.83       581       81.1
9.501 - 10.000................       134      21,435,720      11.90        159,968     9.783      390.74       579       83.6
10.001 - 10.500...............        43       5,448,983       3.03        126,721    10.300      376.30       584       85.2
10.501 - 11.000...............        40       5,012,036       2.78        125,301    10.797      374.47       568       83.6
11.001 - 11.500...............        18       1,746,224       0.97         97,012    11.369      379.26       542       86.4
11.501 - 12.000...............        20       2,490,765       1.38        124,538    11.832      372.16       538       85.3
12.001 - 12.500...............        11       1,084,495       0.60         98,590    12.293      382.64       528       79.1
12.501 - 13.000...............         2         102,376       0.06         51,188    12.810      359.00       555       87.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......       786    $138,204,814      76.75%      $175,833     8.585%     386.14       598       78.1%
Planned Unit Development......       132      24,783,295      13.76        187,752     8.481      380.61       605       78.3
Low-Rise Condominium..........        58       8,545,097       4.75        147,329     8.807      396.41       613       82.2
Two-Family Home...............        27       6,385,444       3.55        236,498     8.461      394.01       598       68.7
Three-Family Home.............         4       1,392,008       0.77        348,002     7.629      374.63       632       65.9
Four-Family Home..............         2         757,006       0.42        378,503     8.553      477.30       631       75.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........       676    $139,245,471      77.33%      $205,984     8.477%     389.53       594       76.3%
Purchase......................       278      31,636,681      17.57        113,801     8.939      374.21       624       83.7
Refinance - Rate/Term.........        55       9,185,513       5.10        167,009     8.698      381.73       608       82.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

                                       A-5

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................       965    $172,989,390      96.07%      $179,264     8.550%     386.12       598       77.8%
Investment Property...........        34       5,489,158       3.05        161,446     8.975      404.40       643       79.2
Second Home...................        10       1,589,117       0.88        158,912     9.232      359.13       638       80.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................         8    $  1,112,958       0.62%      $139,120     8.587%     178.85       567       65.1%
301 - 360.....................       796     136,337,077      75.71        171,278     8.568      359.18       605       78.6
Greater than 360..............       205      42,617,629      23.67        207,891     8.572      479.08       583       76.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............       701    $117,027,181      64.99%      $166,943     8.526%     386.56       592       78.3%
Stated Income.................       308      63,040,484      35.01        204,677     8.650      386.24       615       77.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

                                       A-6

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT                                        WEIGHTED
                                                                OF                   WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT       WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU       AVERAGE
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE        RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   -------------

801 - 820.....................         1    $    184,500       0.10%      $184,500     8.050%     359.00       804         80.0%
781 - 800.....................         4         978,639       0.54        244,660     6.906      359.30       792         67.7
761 - 780.....................         2         511,500       0.28        255,750     8.684      360.00       771         84.1
741 - 760.....................         6       1,478,174       0.82        246,362     8.066      376.13       751         74.9
721 - 740.....................         7       1,538,776       0.85        219,825     7.784      359.12       732         82.8
701 - 720.....................        11       2,194,624       1.22        199,511     8.328      380.13       709         76.5
681 - 700.....................        31       6,024,659       3.35        194,344     7.771      359.33       691         80.7
661 - 680.....................        53       9,541,263       5.30        180,024     7.852      380.78       670         80.3
641 - 660.....................       106      19,646,946      10.91        185,349     8.187      367.95       650         79.4
621 - 640.....................       118      20,806,838      11.56        176,329     8.252      391.09       631         78.9
601 - 620.....................       109      20,371,827      11.31        186,897     8.407      388.99       610         79.1
581 - 600.....................       164      26,536,492      14.74        161,808     8.721      389.91       590         79.7
561 - 580.....................       129      21,433,104      11.90        166,148     8.691      386.20       569         77.0
541 - 560.....................       121      22,426,901      12.45        185,346     8.730      397.73       551         75.8
521 - 540.....................        91      16,848,837       9.36        185,152     9.232      402.52       531         74.3
501 - 520.....................        51       8,679,745       4.82        170,191     9.720      380.32       512         74.5
500 or Less...................         5         864,839       0.48        172,968    10.637      375.91       500         77.3
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT                                        WEIGHTED
                                                                OF                   WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT       WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU       AVERAGE
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE        RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   -------------

A.............................       761    $134,668,938      74.79%      $176,963    8.479%      385.60       608         78.9%
A-............................        56      11,859,231       6.59        211,772    8.884       396.10       567         76.8
B.............................        89      15,715,264       8.73        176,576    8.921       389.05       569         74.9
C.............................        65      12,198,134       6.77        187,664    8.736       389.73       585         72.7
C-............................        34       4,829,428       2.68        142,042    8.630       373.95       584         78.9
D.............................         4         796,670       0.44        199,167    9.228       359.00       563         62.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

                                       A-7

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT                                        WEIGHTED
                                                                OF                   WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT       WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU       AVERAGE
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE        RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   -------------

0.............................       307    $ 54,575,147      30.31%      $177,769    8.888%      384.94       604         78.9%
12............................        49      11,339,767       6.30        231,424    8.561       386.11       614         75.0
24............................       476      84,317,739      46.83        177,138    8.398       391.11       597         78.0
36............................       177      29,835,012      16.57        168,559    8.473       376.14       595         76.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665     100.00%
                                   =====    ============     ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                  WEIGHTED
                                  AVERAGE                              PERCENT                                    WEIGHTED
                                   MONTHS                                 OF                 WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                     TO       NUMBER    AGGREGATE     AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT    AVERAGE
                                    NEXT        OF      PRINCIPAL     PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT          ADJUSTMENT  MORTGAGE    BALANCE       BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ADJUSTMENT DATE                     DATE      LOANS    OUTSTANDING   OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------   ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................        5          7     $  1,696,541       1.34%   $242,363     8.223%    359.32      596      78.6%
19 - 24.......................       23        657      119,603,655      94.72     182,045     8.481     390.60      602      78.4
32 - 37.......................       35         17        2,945,386       2.33     173,258     8.116     373.99      613      81.1
38 or Greater.................       60          9        2,024,557       1.60     224,951     7.938     395.36      610      72.0
                                               ---     ------------     ------
   TOTAL/AVG./WTD. AVG........                 690     $126,270,140     100.00%
                                               ===     ============     ======

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT                                        WEIGHTED
                                                                OF                   WEIGHTED    WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT      WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU       AVERAGE
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)        LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE         RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   -------------

2.001 - 3.000 ................        1     $    259,418       0.21%     $259,418     7.650%      479.00      527          71.7%
3.001 - 4.000 ................        1          102,608       0.08       102,608     7.850       480.00      627          80.0
4.001 - 5.000 ................       37        5,678,068       4.50       153,461     8.230       375.07      617          79.9
5.001 - 6.000 ................      153       29,422,417      23.30       192,303     7.915       387.22      614          75.6
6.001 - 7.000 ................      316       58,621,752      46.43       185,512     8.445       387.69      600          78.3
7.001 - 8.000 ................      182       32,185,877      25.49       176,845     9.034       397.86      594          81.0
                                    ---     ------------     ------
   TOTAL/AVG./WTD. AVG........      690     $126,270,140     100.00%
                                    ===     ============     ======

----------
(1)  The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.513%.

                                       A-8

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............        3     $    516,557       0.41%      $172,186     6.500%     358.07       655       66.7%
12.501 - 13.000...............        9        1,528,866       1.21        169,874     6.588      358.87       663       74.3
13.001 - 13.500...............       27        5,794,349       4.59        214,606     7.202      387.62       612       76.7
13.501 - 14.000...............       60       14,914,862      11.81        248,581     7.326      390.00       622       72.7
14.001 - 14.500...............       74       17,106,662      13.55        231,171     7.776      384.70       618       74.6
14.501 - 15.000...............      131       24,990,760      19.79        190,769     8.229      391.22       596       76.1
15.001 - 15.500...............       94       15,138,938      11.99        161,053     8.538      395.35       605       79.9
15.501 - 16.000...............      113       21,470,910      17.00        190,008     8.992      398.39       596       81.3
16.001 - 16.500...............       49        7,622,840       6.04        155,568     9.338      383.20       585       82.0
16.501 - 17.000...............       86       13,298,353      10.53        154,632     9.785      390.34       577       84.5
17.001 - 17.500...............       18        1,842,875       1.46        102,382    10.248      363.49       624       86.8
17.501 - 18.000...............       14        1,203,586       0.95         85,970    10.787      370.15       604       87.4
18.001 - 18.500...............        8          610,623       0.48         76,328    11.337      359.09       559       90.1
18.501 - 19.000...............        2          134,959       0.11         67,480    11.750      359.00       600      100.0
19.001 - 19.500...............        2           95,000       0.08         47,500    12.309      423.16       570       74.9
                                    ---     ------------     ------
   TOTAL/AVG./WTD. AVG........      690     $126,270,140     100.00%
                                    ===     ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.140%.

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        8     $  1,842,541       1.46%      $230,318    8.217%      359.30       600       78.7%
1.500.........................      454       79,419,262      62.90        174,932    8.498       387.92       606       78.7
2.000.........................        1          194,858       0.15        194,858    7.600       359.00       584       65.0
3.000.........................      225       44,077,058      34.91        195,898    8.406       395.30       597       77.9
6.000.........................        2          736,420       0.58        368,210    8.478       359.00       609       82.8
                                    ---     ------------     ------
   TOTAL/AVG./WTD. AVG........      690     $126,270,140     100.00%
                                    ===     ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 2.043%.

                                       A-9

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................     221      $ 43,866,890      34.74%      $198,493    8.411%      392.76       597       78.2%
1.500.........................     468        82,257,250      65.14        175,763    8.487       388.38       606       78.5
3.000.........................       1           146,000       0.12        146,000    8.150       359.00       647       80.0
                                   ---      ------------     ------
   TOTAL/AVG./WTD. AVG........     690      $126,270,140     100.00%
                                   ===      ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 1
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.328%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 6.000.................       15     $  3,573,853       2.83%      $238,257     7.671%     427.19       601       73.6%
6.001 - 7.000.................       54       12,458,377       9.87        230,711     7.201      394.77       630       72.0
7.001 - 8.000.................      166       36,913,573      29.23        222,371     7.774      386.27       609       75.7
8.001 - 9.000.................      247       44,261,295      35.05        179,196     8.606      393.14       603       79.4
9.001 - 10.000................      161       24,694,463      19.56        153,382     9.585      385.85       578       82.9
Greater than 10.000...........       47        4,368,579       3.46         92,948    10.654      365.29       600       88.4
                                    ---     ------------     ------
   TOTAL/AVG./WTD. AVG........      690     $126,270,140     100.00%
                                    ===     ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.305%.

                                      A-10

      NEXT ADJUSTMENT DATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

February 2007 ................        5     $  1,147,541        0.91%     $229,508     8.387%     359.00       566       76.3%
March 2007 ...................        2          549,000        0.43       274,500     7.880      360.00       660       83.4
May 2008 .....................        1          159,357        0.13       159,357     6.500      356.00       639       48.5
June 2008 ....................        6        1,627,029        1.29       271,172     8.654      404.77       584       74.7
July 2008 ....................       56       10,301,452        8.16       183,955     8.644      398.38       593       79.3
August 2008 ..................      427       78,596,209       62.24       184,066     8.458      392.30       603       78.3
September 2008 ...............      167       28,919,607       22.90       173,171     8.486      382.60       605       78.9
July 2009 ....................        2          264,449        0.21       132,225     9.644      358.00       632       82.9
August 2009 ..................       11        1,943,162        1.54       176,651     7.847      369.93       608       79.5
September 2009 ...............        4          737,775        0.58       184,444     8.275      390.42       618       84.4
August 2011 ..................        5          979,807        0.78       195,961     8.107      399.23       661       74.7
September 2011 ...............        4        1,044,750        0.83       261,188     7.780      391.73       562       69.5
                                    ---     ------------      ------
   TOTAL/AVG./WTD. AVG........      690     $126,270,140      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is August 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       925    $161,857,549       89.89%     $174,981     8.663%     389.52       592       77.6%
60............................        84      18,210,116       10.11       216,787     7.737      359.10       668       80.5
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,009    $180,067,665      100.00%
                                   =====    ============      ======

                                      A-11

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        11    $  2,485,796        0.53%     $225,981     8.637%     359.21       610       76.8%
2/28 6-month LIBOR............       903     147,274,241       31.32       163,094     9.414      359.20       603       82.2
2/38 6-month LIBOR............       244      54,500,617       11.59       223,363     9.204      478.98       590       80.1
2/28 6-month LIBOR - 60-
   month Interest Only........       466     112,054,085       23.83       240,459     8.397      359.09       630       80.5
3/27 6-month LIBOR............        26       3,776,659        0.80       145,256     8.885      358.90       604       80.5
3/37 6-month LIBOR............         3         628,514        0.13       209,505     7.591      478.36       631       77.6
3/27 6-month LIBOR - 60-
   month Interest Only .......        13       3,272,509        0.70       251,731     7.556      359.18       600       77.4
5/25 6-month LIBOR............         5       1,424,875        0.30       284,975     8.694      359.67       661       83.3
5/35 6-month LIBOR............        10       3,391,767        0.72       339,177     8.554      479.28       602       78.1
10-Year Fixed.................         1         148,000        0.03       148,000     7.250      120.00       667       47.7
15-Year Fixed.................        14       1,887,913        0.40       134,851     8.092      179.68       610       64.2
15-Year Fixed - Credit
   Comeback...................         3         214,244        0.05        71,415     9.290      179.00       631       70.0
25-Year Fixed.................         3         594,154        0.13       198,051     9.552      299.00       618       85.0
30-Year Fixed.................       296      69,425,944       14.76       234,547     7.515      359.22       654       71.7
30-Year Fixed - Credit
   Comeback...................        93      19,766,298        4.20       212,541     8.617      359.36       607       76.7
40-Year Fixed.................        77      20,190,630        4.29       262,216     7.592      479.19       628       76.9
40-Year Fixed - Credit
   Comeback...................        13       3,312,073        0.70       254,775     8.193      479.18       635       75.2
30-Year Fixed - 60-month
   Interest Only..............        86      25,892,086        5.51       301,071     7.398      359.01       649       78.5
                                   -----    ------------      ------
      TOTAL/AVG./WTD. AVG.....     2,267    $470,240,406      100.00%
                                   =====    ============      ======

                                      A-12

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     1,424    $270,288,166      57.48%      $189,809     8.951%     359.15       614       81.4%
ARM 480.......................       257      58,520,899      12.44        227,708     9.149      478.99       591       80.0
Fixed 120.....................         1         148,000       0.03        148,000     7.250      120.00       667       47.7
Fixed 180.....................        17       2,102,157       0.45        123,656     8.214      179.61       612       64.8
Fixed 300.....................         3         594,154       0.13        198,051     9.552      299.00       618       85.0
Fixed 360.....................       475     115,084,328      24.47        242,283     7.678      359.19       645       74.1
Fixed 480.....................        90      23,502,703       5.00        261,141     7.677      479.19       629       76.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00.......        13    $    612,080       0.13%      $ 47,083    10.749%     358.67       570       66.5%
$50,000.01 - $75,000.00.......       176      11,068,025       2.35         62,887    10.284      360.39       592       81.8
$75,000.01 - $100,000.00......       220      19,225,747       4.09         87,390     9.469      364.08       591       78.1
$100,000.01 - $150,000.00.....       527      65,951,856      14.03        125,146     9.185      374.72       604       78.9
$150,000.01 - $200,000.00.....       408      70,893,202      15.08        173,758     8.942      375.72       610       79.2
$200,000.01 - $250,000.00.....       287      64,232,754      13.66        223,808     8.758      382.19       612       79.2
$250,000.01 - $300,000.00.....       199      54,605,667      11.61        274,400     8.446      387.17       619       79.4
$300,000.01 - $350,000.00.....       151      48,922,312      10.40        323,989     8.224      380.53       633       78.8
$350,000.01 - $400,000.00.....        93      34,759,753       7.39        373,761     8.016      383.47       629       78.7
$400,000.01 - $450,000.00.....        71      30,265,931       6.44        426,281     7.974      389.78       637       78.2
$450,000.01 - $500,000.00.....        42      20,116,140       4.28        478,956     8.037      387.44       638       80.4
$500,000.01 - $550,000.00.....        25      13,130,779       2.79        525,231     8.082      364.05       652       82.2
$550,000.01 - $600,000.00.....        22      12,570,336       2.67        571,379     8.089      381.54       644       81.7
$600,000.01 - $650,000.00.....        11       6,918,684       1.47        628,971     7.615      370.18       629       80.4
$650,000.01 - $700,000.00.....         7       4,773,659       1.02        681,951     8.658      376.59       625       83.9
$700,000.01 - $750,000.00.....         7       5,099,402       1.08        728,486     7.442      393.57       650       76.5
$750,000.01 - $800,000.00.....         2       1,553,507       0.33        776,753     6.187      359.00       667       53.9
$800,000.01 - $850,000.00.....         1         814,499       0.17        814,499     6.875      359.00       670       90.0
$850,000.01 - $900,000.00.....         2       1,752,000       0.37        876,000     8.666      360.00       616       80.0
Greater than $900,000.00......         3       2,974,075       0.63        991,358     7.687      359.34       656       58.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

                                      A-13

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        36    $  4,531,177       0.96%      $125,866     9.941%     359.95       595       87.0%
Alaska........................         3         517,905       0.11        172,635     8.663      359.19       616       82.1
Arizona.......................       129      26,027,298       5.53        201,762     8.651      378.02       614       78.7
Arkansas......................        12       1,972,794       0.42        164,399     9.279      359.29       618       91.2
California....................       390     129,003,670      27.43        330,779     7.540      383.22       643       74.3
Colorado......................        35       6,246,334       1.33        178,467     8.529      374.51       610       81.7
Connecticut...................        40       8,190,544       1.74        204,764     9.340      376.53       588       81.9
Delaware......................         3         448,350       0.10        149,450     8.899      359.00       603       76.8
District of Columbia..........         4       1,580,000       0.34        395,000     9.845      359.00       657       75.9
Florida.......................       341      69,779,538      14.84        204,632     8.952      379.92       611       80.3
Georgia.......................        89      14,596,834       3.10        164,009     9.390      364.21       618       82.4
Hawaii........................        11       3,848,456       0.82        349,860     7.537      390.75       650       72.5
Idaho.........................        20       3,052,618       0.65        152,631     8.906      384.00       597       80.2
Illinois......................        90      16,689,377       3.55        185,438     9.381      382.52       633       81.6
Indiana.......................        22       2,616,867       0.56        118,949     9.628      367.46       591       86.2
Iowa..........................        13       1,424,243       0.30        109,557     9.485      359.38       619       85.5
Kansas........................        21       2,064,727       0.44         98,320     9.882      365.80       580       82.8
Kentucky......................        14       1,755,977       0.37        125,427    10.089      400.71       569       87.4
Louisiana.....................        18       2,060,431       0.44        114,468     9.721      370.32       580       80.9
Maine.........................         9       1,672,844       0.36        185,872     9.075      359.13       594       83.0
Maryland......................        51      11,517,772       2.45        225,839     8.823      398.36       597       77.1
Massachusetts.................        20       4,611,599       0.98        230,580     9.276      372.69       611       81.0
Michigan......................        76       7,857,425       1.67        103,387     9.730      368.79       608       84.8
Minnesota.....................        18       3,453,419       0.73        191,857     8.781      371.17       618       76.7
Mississippi...................        13       1,455,817       0.31        111,986    10.027      352.63       599       86.1
Missouri......................        44       5,303,163       1.13        120,526     9.868      368.40       591       82.6
Montana.......................         5       1,017,844       0.22        203,569     8.699      359.59       602       74.4
Nebraska......................         1          69,959       0.01         69,959     8.650      359.00       609       80.0
Nevada........................        60      15,262,315       3.25        254,372     8.456      380.92       620       81.1
New Hampshire.................        16       3,117,793       0.66        194,862     8.681      402.32       610       81.0
New Jersey....................        40       9,951,819       2.12        248,795     8.871      375.78       590       76.2
New Mexico....................        12       1,843,725       0.39        153,644     8.330      376.83       624       80.0
New York......................        59      20,414,078       4.34        346,001     8.647      391.50       622       80.1
North Carolina................        42       6,635,244       1.41        157,982     9.274      367.10       621       84.7
North Dakota..................         4         310,370       0.07         77,593     9.811      359.02       621       80.5
Ohio..........................        33       4,114,170       0.87        124,672     8.976      381.32       602       83.7
Oklahoma......................        15       1,331,399       0.28         88,760    10.036      349.41       574       86.1
Oregon........................        26       4,437,652       0.94        170,679     8.187      373.17       626       78.8
Pennsylvania..................        58       8,130,576       1.73        140,182     9.062      364.07       594       84.2
Rhode Island..................         1         247,000       0.05        247,000    10.500      359.00       627       95.0
South Carolina................        19       2,810,393       0.60        147,915     9.527      387.17       599       84.2
South Dakota..................         2         161,756       0.03         80,878     9.432      359.60       619       82.0
Tennessee.....................        40       3,609,350       0.77         90,234     9.685      361.67       602       83.5
Texas.........................       148      20,687,899       4.40        139,783     9.174      367.60       612       82.1
Utah..........................        20       4,503,908       0.96        225,195     9.360      409.78       613       85.6
Vermont.......................         2         317,458       0.07        158,729     8.485      420.52       643       82.5
Virginia......................        50       9,715,797       2.07        194,316     9.005      372.53       601       76.6
Washington....................        63      15,033,679       3.20        238,630     8.183      382.26       618       80.4
West Virginia.................         3         498,808       0.11        166,269     9.406      465.16       609       82.7
Wisconsin.....................        18       2,624,123       0.56        145,785    10.248      374.39       568       80.6
Wyoming.......................         8       1,114,114       0.24        139,264     8.933      359.15       605       82.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

                                      A-14

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF                         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        83    $ 13,731,816       2.92%      $165,444     7.517%     371.11       633       40.3%
50.01 - 55.00.................        45      10,192,219       2.17        226,494     7.276      379.42       645       52.9
55.01 - 60.00.................        55      11,442,316       2.43        208,042     7.764      387.28       618       57.8
60.01 - 65.00.................        83      19,213,881       4.09        231,493     7.603      372.36       626       63.4
65.01 - 70.00.................       103      24,561,326       5.22        238,459     8.176      380.82       615       68.5
70.01 - 75.00.................       163      39,577,515       8.42        242,807     7.886      381.32       614       74.0
75.01 - 80.00.................       991     196,539,156      41.80        198,324     8.639      376.47       629       79.7
80.01 - 85.00.................       179      38,977,999       8.29        217,754     8.946      390.97       591       84.3
85.01 - 90.00.................       324      71,723,094      15.25        221,368     8.933      381.50       610       89.5
90.01 - 95.00.................       189      37,425,715       7.96        198,020     9.593      378.93       609       94.8
95.01 - 100.00................        52       6,855,370       1.46        131,834    10.411      366.04       627       99.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,267    $470,240,406     100.00%
                                   =====    ============     ======

         COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED                MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        79    $ 12,940,122       2.75%      $163,799    7.532%      370.43       632       40.1%
50.01 -  55.00................        44       9,847,219       2.09        223,800    7.307       375.89       645       52.9
55.01 -  60.00................        54      11,292,452       2.40        209,119    7.781       387.66       615       57.8
60.01 -  65.00................        83      19,272,615       4.10        232,200    7.602       373.25       625       63.2
65.01 -  70.00................       104      24,759,326       5.27        238,070    8.165       380.65       615       68.2
70.01 -  75.00................       129      33,531,110       7.13        259,931    7.807       382.83       612       73.8
75.01 -  80.00................       265      59,555,148      12.66        224,736    8.213       382.31       605       79.2
80.01 -  85.00................       181      39,823,461       8.47        220,019    8.955       390.32       591       84.0
85.01 -  90.00................       327      72,770,063      15.48        222,538    8.930       381.17       610       89.2
90.01 -  95.00................       199      39,332,624       8.36        197,651    9.571       377.96       611       94.1
95.01 - 100.00................       802     147,116,267      31.29        183,437    8.858       374.08       639       80.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,267    $470,240,406     100.00%
                                   =====    ============     ======

(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under the heading "The Mortgage Pool--Loan-to-Value Ratio" in this Prospectus
     Supplement.

                                      A-15

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF                         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CURRENT MORTGAGE RATES (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         3    $    694,866       0.15%      $231,622     5.429%     357.65       629       65.0%
5.501 - 6.000.................        30      10,699,605       2.28        356,653     5.976      378.39       720       66.0
6.001 - 6.500.................        87      31,407,577       6.68        361,007     6.297      374.84       686       67.9
6.501 - 7.000.................       117      37,503,667       7.98        320,544     6.805      384.85       647       76.1
7.001 - 7.500.................       134      35,311,391       7.51        263,518     7.314      368.44       631       76.3
7.501 - 8.000.................       241      58,799,842      12.50        243,983     7.809      373.98       628       77.9
8.001 - 8.500.................       265      55,167,940      11.73        208,181     8.317      379.21       620       78.3
8.501 - 9.000.................       306      56,931,239      12.11        186,050     8.796      379.58       608       80.1
9.001 - 9.500.................       310      54,955,701      11.69        177,276     9.304      381.36       606       81.8
9.501 - 10.000................       320      57,094,936      12.14        178,422     9.787      385.65       601       82.3
10.001 - 10.500...............       183      29,341,272       6.24        160,335    10.285      383.89       580       83.6
10.501 - 11.000...............       141      25,191,254       5.36        178,661    10.771      377.93       584       85.8
11.001 - 11.500...............        55       7,258,184       1.54        131,967    11.298      383.27       571       83.4
11.501 - 12.000...............        45       5,531,706       1.18        122,927    11.791      383.15       581       88.9
12.001 - 12.500...............        16       3,080,452       0.66        192,528    12.273      359.11       575       87.3
12.501 - 13.000...............         5         557,860       0.12        111,572    12.854      392.21       537       89.3
13.001 - 13.500...............         4         246,016       0.05         61,504    13.208      359.00       591       94.3
13.501 - 14.000...............         2         315,854       0.07        157,927    13.975      359.20       559       90.0
Greater than 14.000...........         3         151,044       0.03         50,348    14.380      359.36       579       95.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,267    $470,240,406     100.00%
                                   =====    ============     ======

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,634    $328,154,990      69.78%      $200,829     8.517%     379.34       619       78.6%
Planned Unit Development......       393      89,450,148      19.02        227,609     8.674      377.89       618       81.0
Low-Rise Condominium..........       159      30,445,750       6.47        191,483     8.928      380.28       621       79.8
Two-Family Home...............        51      14,117,919       3.00        276,822     9.010      372.70       630       78.2
High-Rise Condominium.........         8       2,701,108       0.57        337,639    10.021      406.38       621       86.6
Three-Family Home.............         8       2,428,785       0.52        303,598     8.862      381.21       654       75.9
Four-Family Home..............         7       1,804,122       0.38        257,732     8.252      358.65       650       75.9
Manufactured Housing(1).......         7       1,137,582       0.24        162,512     8.330      424.74       591       52.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,267    $470,240,406     100.00%
                                   =====    ============     ======

----------
(1)  Treated as real property.

                                      A-16

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Purchase .....................     1,206    $230,277,618      48.97%      $190,943    9.007%      377.19       626       82.8%
Refinance - Cash Out .........       987     226,412,498      48.15        229,395    8.194       380.93       613       75.3
Refinance - Rate/Term ........        74      13,550,290       2.88        183,112    8.373       381.68       618       78.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............     2,122    $446,368,746      94.92%      $210,353     8.558%     379.46       619       79.0%
Investment Property ..........       126      20,539,116       4.37        163,009     9.213      369.77       640       80.9
Second Home ..................        19       3,332,544       0.71        175,397    10.123      390.59       614       82.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120 ......................         1    $    148,000       0.03%      $148,000    7.250%      120.00       667       47.7%
121 - 180 ....................        17       2,102,157       0.45        123,656    8.214       179.61       612       64.8
181 - 300 ....................         3         594,154       0.13        198,051    9.552       299.00       618       85.0
301 - 360 ....................     1,899     385,372,493      81.95        202,934    8.571       359.16       623       79.2
Greater than 360 .............       347      82,023,602      17.44        236,379    8.727       479.05       602       79.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

                                      A-17

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation ...........     1,477    $288,623,661      61.38%      $195,412    8.273%      376.49       616       79.1%
Stated Income ................       790     181,616,744      38.62        229,895    9.114       383.30       625       79.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820 ....................        5     $  2,011,450       0.43%      $402,290     6.175%     359.19       806       54.5%
781 - 800 ....................       20        6,120,904       1.30        306,045     6.681      375.08       789       64.7
761 - 780 ....................       18        5,790,224       1.23        321,679     6.872      359.06       768       69.9
741 - 760 ....................       18        5,471,439       1.16        303,969     7.271      381.19       753       73.5
721 - 740 ....................       27        7,700,951       1.64        285,220     7.712      370.35       728       73.6
701 - 720 ....................       58       16,708,829       3.55        288,083     7.322      376.97       711       76.8
681 - 700 ....................       96       24,091,758       5.12        250,956     7.807      371.36       689       80.3
661 - 680 ....................      154       35,400,788       7.53        229,875     8.077      375.84       670       79.4
641 - 660 ....................      226       52,219,032      11.10        231,058     8.333      371.67       650       80.1
621 - 640 ....................      296       61,995,896      13.18        209,446     8.803      378.07       630       81.1
601 - 620 ....................      337       69,926,795      14.87        207,498     8.430      374.04       610       80.2
581 - 600 ....................      343       63,761,274      13.56        185,893     8.858      381.37       590       80.4
561 - 580 ....................      244       43,836,850       9.32        179,659     8.902      380.50       570       79.7
541 - 560 ....................      169       30,389,955       6.46        179,822     9.592      392.68       552       81.5
521 - 540 ....................      145       26,547,172       5.65        183,084     9.685      401.44       531       76.7
501 - 520 ....................      106       17,391,494       3.70        164,071     9.831      390.30       511       72.7
500 or Less ..................        5          875,594       0.19        175,119    10.557      358.77       488       67.5
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG. ......    2,267     $470,240,406     100.00%
                                  =====     ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-18

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A ............................     1,788    $381,892,108      81.21%      $213,586     8.501%     377.91       627       79.5%
A- ...........................        66      13,649,564       2.90        206,812     8.581      375.79       594       74.8
B ............................       155      31,365,764       6.67        202,360     9.042      392.71       580       76.9
C ............................       125      21,301,655       4.53        170,413     9.270      384.26       576       75.3
C- ...........................       125      21,114,613       4.49        168,917     8.939      377.89       606       81.4
D ............................         8         916,701       0.19        114,588    10.409      377.45       545       71.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,267    $470,240,406     100.00%
                                   =====    ============     ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................       531    $108,447,569      23.06%      $204,233    9.461%      378.71       612       80.4%
12 ...........................       110      28,415,239       6.04        258,320    8.797       383.05       619       80.3
24 ...........................     1,092     205,835,308      43.77        188,494    8.757       380.24       608       81.4
36 ...........................        82      16,727,342       3.56        203,992    8.055       378.42       621       77.5
42 ...........................         1         148,000       0.03        148,000    9.250       360.00       546       80.0
60 ...........................       451     110,666,947      23.53        245,381    7.485       376.57       648       73.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,267    $470,240,406     100.00%
                                   =====    ============     ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                  WEIGHTED                                                                        WEIGHTED
                                   AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                  MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                    NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT          ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ADJUSTMENT DATE                     DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------   ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................        5           11   $  2,485,796      0.76%     $225,981   8.637%     359.21      610      76.8%
19 - 24.......................       23         1613    313,828,943     95.44       194,562   9.014      379.96      610      81.2
32 - 37.......................       35           42      7,677,683      2.33       182,802   8.213      368.80      605      78.9
38 or Greater.................       59           15      4,816,642      1.46       321,109   8.596      443.90      620      79.7
                                               -----   ------------    ------
   TOTAL/AVG./WTD. AVG........                 1,681   $328,809,065    100.00%
                                               =====   ============    ======

                                      A-19

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000 ................         9    $  1,271,425       0.39%      $141,269     8.167%     374.89       593       77.7%
4.001 - 5.000 ................        41       7,007,181       2.13        170,907     8.610      393.29       600       78.3
5.001 - 6.000 ................       179      36,239,369      11.02        202,455     8.205      377.24       624       78.5
6.001 - 7.000 ................       609     126,596,803      38.50        207,877     8.510      376.30       609       79.5
7.001 - 8.000 ................       436      86,043,837      26.17        197,348     9.289      383.50       608       82.1
8.001 - 9.000 ................       282      53,637,233      16.31        190,203     9.633      387.01       609       83.6
9.001 - 10.000 ...............        89      13,605,945       4.14        152,876    10.398      381.75       609       86.5
10.001 - 11.000 ..............        24       2,805,892       0.85        116,912    11.439      369.64       595       89.9
11.001 - 12.000 ..............         8       1,347,942       0.41        168,493    12.255      359.04       590       87.0
12.001 - 13.000 ..............         3         193,028       0.06         64,343    13.197      359.00       590       92.8
Greater than 13.000 ..........         1          60,410       0.02         60,410    14.200      359.00       558       95.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,681    $328,809,065     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.142%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

11.501 - 12.000 ..............         1    $    242,955       0.07%      $242,955     6.000%     359.00       625       90.0%
12.001 - 12.500 ..............         4       1,115,866       0.34        278,967     5.833      358.16       638       67.4
12.501 - 13.000 ..............         9       3,251,664       0.99        361,296     6.388      419.40       596       71.2
13.001 - 13.500 ..............        39      11,797,335       3.59        302,496     6.795      373.18       639       76.5
13.501 - 14.000 ..............        73      19,586,300       5.96        268,305     7.229      373.69       627       78.7
14.001 - 14.500 ..............        93      23,286,602       7.08        250,394     7.655      382.62       615       78.9
14.501 - 15.000 ..............       167      39,285,511      11.95        235,243     8.046      377.26       632       78.5
15.001 - 15.500 ..............       197      39,913,287      12.14        202,606     8.537      377.14       622       80.1
15.501 - 16.000 ..............       262      48,002,648      14.60        183,216     8.995      382.80       602       80.8
16.001 - 16.500 ..............       248      43,080,488      13.10        173,712     9.410      381.68       607       82.5
16.501 - 17.000 ..............       247      44,596,513      13.56        180,553     9.857      383.67       604       83.0
17.001 - 17.500 ..............       139      21,553,932       6.56        155,064    10.294      381.40       583       82.8
17.501 - 18.000 ..............       108      19,650,465       5.98        181,949    10.774      380.07       590       85.8
18.001 - 18.500 ..............        37       5,280,571       1.61        142,718    11.293      393.46       585       84.9
18.501 - 19.000 ..............        33       4,428,631       1.35        134,201    11.812      382.21       586       89.9
19.001 - 19.500 ..............        13       2,645,494       0.80        203,500    12.245      359.13       580       86.8
Greater than 19.500 ..........        11       1,090,804       0.33         99,164    13.384      376.04       555       91.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,681    $328,809,065     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.807%.

                                      A-20

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        16    $  3,334,664       1.01%      $208,417    8.900%      359.16       602       76.7%
1.500.........................     1,353     257,823,103      78.41        190,557    9.026       376.90       611       81.3
2.000.........................         5       1,276,964       0.39        255,393    8.755       358.32       624       85.5
3.000.........................       307      66,374,333      20.19        216,203    8.841       395.89       606       80.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     1,681    $328,809,065     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.800%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER       AGGREGATE    AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF         PRINCIPAL    PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE CAP     MORTGAGE       BALANCE       BALANCE    PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(%)                                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       300    $ 63,477,666      19.31%      $211,592    8.865%      389.38       605       80.7%
1.500.........................     1,381     265,331,399      80.69        192,130    9.016       378.35       611       81.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     1,681    $328,809,065     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.403%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE     AVERAGE    CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 6.000.................        18    $  4,968,543       1.51%      $276,030     6.849%     383.64       630       76.2%
6.001 - 7.000.................        76      23,032,614       7.00        303,061     6.876      383.86       621       76.9
7.001 - 8.000.................       242      59,962,479      18.24        247,779     7.780      377.54       630       78.1
8.001 - 9.000.................       431      83,991,280      25.54        194,875     8.588      377.87       616       80.4
9.001 - 10.000................       534      94,948,695      28.88        177,807     9.553      382.39       606       82.4
Greater than 10.000...........       380      61,905,454      18.83        162,909    10.784      382.41       583       85.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     1,681    $328,809,065     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.934%.

                                      A-21

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

January 2007..................         1    $    130,306       0.04%      $130,306    7.500%      358.00       556       90.0%
February 2007.................         7       1,691,591       0.51        241,656    8.302       359.00       622       78.9
March 2007....................         3         663,900       0.20        221,300    9.715       360.00       592       68.9
May 2008......................        13       2,231,525       0.68        171,656    7.869       387.05       620       74.2
June 2008.....................        16       3,683,398       1.12        230,212    8.826       389.26       599       83.3
July 2008.....................       128      26,589,735       8.09        207,732    9.008       390.06       610       81.2
August 2008...................     1,065     204,933,163      62.33        192,426    9.023       380.39       611       81.2
September 2008................       391      76,391,122      23.23        195,374    9.037       374.63       607       81.3
July 2009.....................         4       1,093,804       0.33        273,451    7.778       401.85       636       82.1
August 2009...................        32       5,680,578       1.73        177,518    8.284       363.83       603       79.5
September 2009................         6         903,300       0.27        150,550    8.294       360.00       581       71.6
August 2011...................         9       2,914,643       0.89        323,849    8.862       459.61       617       79.1
September 2011................         6       1,901,999       0.58        317,000    8.187       419.81       624       80.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     1,681    $328,809,065     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is August 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE        BALANCE    PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INTEREST ONLY PERIOD (MONTHS)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,702    $329,021,726      69.97%      $193,315    8.771%      387.72       614       78.7%
60............................       565     141,218,680      30.03        249,945    8.194       359.08       633       80.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,267    $470,240,406     100.00%
                                   =====    ============     ======

                                      A-22

                               THE MORTGAGE LOANS

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR ........        18    $  4,182,338       0.64%      $232,352    8.469%      359.26       605       77.5%
2/28 6-month LIBOR ...........     1,334     218,161,473      33.55        163,539    9.163       359.19       600       81.2
2/38 6-month LIBOR ...........       390      85,861,925      13.20        220,159    8.959       478.99       586       78.5
2/28 6-month LIBOR - 60-month
   Interest Only .............       546     129,409,201      19.90        237,013    8.308       359.09       635       80.5
3/27 6-month LIBOR ...........        37       5,503,106       0.85        148,733    8.692       359.02       605       81.1
3/37 6-month LIBOR ...........         5         992,454       0.15        198,491    7.803       478.79       616       73.7
3/27 6-month LIBOR - 60-month
   Interest Only .............        17       4,127,509       0.63        242,795    7.604       359.10       608       78.8
5/25 6-month LIBOR ...........        11       2,844,729       0.44        258,612    8.207       359.61       642       77.2
5/35 6-month LIBOR ...........        13       3,996,470       0.61        307,421    8.539       479.31       599       77.5
10-Year Fixed ................         1         148,000       0.02        148,000    7.250       120.00       667       47.7
15-Year Fixed ................        20       2,799,450       0.43        139,972    8.166       179.40       589       62.8
15-Year Fixed - Credit
   Comeback ..................         4         336,512       0.05         84,128    9.730       179.00       641       78.8
25-Year Fixed ................         3         594,154       0.09        198,051    9.552       299.00       618       85.0
30-Year Fixed ................       534     108,342,029      16.66        202,888    7.965       359.19       632       73.5
30-Year Fixed - Credit
   Comeback ..................       112      23,247,100       3.57        207,563    8.804       359.38       607       76.6
40-Year Fixed ................       126      29,404,502       4.52        233,369    7.935       479.18       618       77.5
40-Year Fixed - Credit
   Comeback ..................        18       4,385,881       0.67        243,660    8.379       479.34       626       73.5
30-Year Fixed - 60-month
   Interest Only .............        86      25,892,086       3.98        301,071    7.398       359.01       649       78.5
30/15-Year Fixed Balloon .....         1          79,154       0.01         79,154    8.700       179.00       644       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG .......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

                                      A-23

            ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360 ......................     1,963    $364,228,356      56.01%      $185,547    8.819%      359.16       613       80.8%
ARM 480 ......................       408      90,850,849      13.97        222,674    8.928       479.01       587       78.4
Fixed 120 ....................         1         148,000       0.02        148,000    7.250       120.00       667       47.7
Fixed 180 ....................        25       3,215,115       0.49        128,605    8.343       179.35       596       64.9
Fixed 300 ....................         3         594,154       0.09        198,051    9.552       299.00       618       85.0
Fixed 360 ....................       732     157,481,215      24.22        215,138    7.996       359.19       631       74.8
Fixed 480 ....................       144      33,790,382       5.20        234,655    7.993       479.20       619       77.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG .......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00 ......        20    $    953,452       0.15%      $ 47,673    11.050%     365.12      563        69.0%
$50,000.01 - $75,000.00 ......       240      15,218,623       2.34         63,411    10.230      362.19      594        81.5
$75,000.01 - $100,000.00 .....       349      30,660,093       4.71         87,851     9.460      364.43      594        79.1
$100,000.01 - $150,000.00 ....       775      97,210,102      14.95        125,432     9.124      376.21      600        79.2
$150,000.01 - $200,000.00 ....       646     112,680,117      17.33        174,427     8.780      378.73      605        78.0
$200,000.01 - $250,000.00 ....       408      91,331,506      14.04        223,852     8.652      386.53      607        78.8
$250,000.01 - $300,000.00 ....       303      83,192,828      12.79        274,564     8.347      390.01      615        78.5
$300,000.01 - $350,000.00 ....       200      64,767,030       9.96        323,835     8.236      380.08      624        78.9
$350,000.01 - $400,000.00 ....       128      47,870,648       7.36        373,989     8.092      388.20      623        78.2
$400,000.01 - $450,000.00 ....        79      33,579,183       5.16        425,053     7.958      389.71      636        78.4
$450,000.01 - $500,000.00 ....        46      22,028,009       3.39        478,870     8.045      387.61      640        80.0
$500,000.01 - $550,000.00 ....        25      13,130,779       2.02        525,231     8.082      364.05      652        82.2
$550,000.01 - $600,000.00 ....        23      13,155,336       2.02        571,971     8.094      380.54      646        82.1
$600,000.01 - $650,000.00 ....        12       7,563,222       1.16        630,268     7.704      379.28      630        79.9
$650,000.01 - $700,000.00 ....         7       4,773,659       0.73        681,951     8.658      376.59      625        83.9
$700,000.01 - $750,000.00 ....         7       5,099,402       0.78        728,486     7.442      393.57      650        76.5
$750,000.01 - $800,000.00 ....         2       1,553,507       0.24        776,753     6.187      359.00      667        53.9
$800,000.01 - $850,000.00 ....         1         814,499       0.13        814,499     6.875      359.00      670        90.0
$850,000.01 - $900,000.00 ....         2       1,752,000       0.27        876,000     8.666      360.00      616        80.0
Greater than $900,000.00 .....         3       2,974,075       0.46        991,358     7.687      359.34      656        58.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG .......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

                                      A-24

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        47    $  5,699,057       0.88%      $121,257     9.712%     365.70       596       86.6%
Alaska........................        10       1,909,798       0.29        190,980     8.878      391.19       594       83.4
Arizona.......................       176      34,762,050       5.35        197,512     8.560      383.68       609       77.3
Arkansas......................        14       2,309,195       0.36        164,943     9.186      359.25       627       90.8
California....................       490     157,056,499      24.15        320,523     7.614      386.88       635       73.8
Colorado......................        47       8,053,849       1.24        171,358     8.604      378.77       606       81.7
Connecticut...................        57      11,088,134       1.71        194,529     9.173      372.24       587       81.5
Delaware......................         8       1,192,109       0.18        149,014     8.967      376.21       589       77.5
District of Columbia..........         8       2,438,948       0.38        304,869     9.412      358.91       623       73.3
Florida.......................       455      91,141,588      14.02        200,311     8.816      381.75       606       79.4
Georgia.......................       137      21,392,524       3.29        156,150     9.407      366.58       608       83.1
Hawaii........................        14       5,126,159       0.79        366,154     7.743      388.79       642       76.2
Idaho.........................        24       3,697,473       0.57        154,061     8.865      383.78       592       80.2
Illinois......................       145      25,707,867       3.95        177,296     9.211      379.94       628       81.1
Indiana.......................        45       4,841,825       0.74        107,596     9.645      363.32       597       86.2
Iowa..........................        14       1,629,443       0.25        116,389     9.660      359.46       622       86.7
Kansas........................        23       2,211,915       0.34         96,170     9.832      369.28       583       82.7
Kentucky......................        26       2,984,363       0.46        114,783     9.850      383.63       583       87.4
Louisiana.....................        24       2,706,121       0.42        112,755     9.742      367.56       584       82.4
Maine.........................        11       1,984,756       0.31        180,432     8.937      377.97       593       81.3
Maryland......................        96      21,061,096       3.24        219,386     8.690      397.07       594       76.7
Massachusetts.................        54      12,340,199       1.90        228,522     8.641      388.75       610       76.2
Michigan......................       107      11,994,475       1.84        112,098     9.605      370.01       602       84.8
Minnesota.....................        29       5,697,221       0.88        196,456     8.861      381.74       610       79.3
Mississippi...................        17       1,802,198       0.28        106,012     9.708      353.75       601       84.5
Missouri......................        60       6,989,959       1.07        116,499     9.819      370.66       592       82.7
Montana.......................         7       1,282,656       0.20        183,237     8.719      359.40       602       76.5
Nebraska......................         2         157,110       0.02         78,555     8.789      359.00       601       80.0
Nevada........................        77      18,222,722       2.80        236,659     8.462      385.49       620       80.8
New Hampshire.................        21       4,175,924       0.64        198,854     8.811      391.24       607       82.8
New Jersey....................        86      20,585,864       3.17        239,371     8.690      379.82       594       76.5
New Mexico....................        17       2,623,483       0.40        154,323     8.612      377.14       615       82.1
New York......................        90      27,814,382       4.28        309,049     8.542      390.11       620       78.2
North Carolina................        63       9,330,463       1.43        148,103     9.291      367.70       611       82.8
North Dakota..................         5         393,512       0.06         78,702     9.373      359.01       650       80.4
Ohio..........................        46       5,491,912       0.84        119,389     9.060      373.14       598       83.3
Oklahoma......................        24       2,325,481       0.36         96,895    10.200      353.68       568       86.6
Oregon........................        44       7,906,549       1.22        179,694     8.253      383.75       617       80.4
Pennsylvania..................        75      10,767,703       1.66        143,569     8.890      367.17       592       83.4
Rhode Island..................         4         938,622       0.14        234,655     9.271      390.68       638       81.5
South Carolina................        30       4,388,641       0.67        146,288     9.622      394.51       596       85.0
South Dakota..................         3         277,931       0.04         92,644     8.666      359.77       571       79.1
Tennessee.....................        53       4,967,056       0.76         93,718     9.544      360.93       601       83.8
Texas.........................       248      32,111,283       4.94        129,481     9.119      367.13       609       81.9
Utah..........................        27       5,549,770       0.85        205,547     9.198      407.93       611       85.0
Vermont.......................         4         661,367       0.10        165,342     8.804      388.85       625       84.2
Virginia......................        76      15,048,021       2.31        198,000     8.873      375.42       601       77.5
Washington....................        97      21,835,939       3.36        225,113     8.043      383.74       622       80.6
West Virginia.................         4         615,769       0.09        153,942     9.780      444.99       597       81.2
Wisconsin.....................        26       3,502,974       0.54        134,730    10.125      376.47       569       81.3
Wyoming.......................         9       1,514,115       0.23        168,235     8.356      359.38       605       76.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,276    $650,308,070     100.00%
                                   =====    ============     ======

                                      A-25

                   LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       114    $ 19,150,102       2.94%      $167,983     7.657%     376.58       621       41.1%
50.01 - 55.00.................        57      12,440,880       1.91        218,261     7.403      379.93       633       52.9
55.01 - 60.00.................        89      18,139,585       2.79        203,816     7.853      389.05       606       57.7
60.01 - 65.00.................       140      31,551,242       4.85        225,366     7.721      377.57       614       63.3
65.01 - 70.00.................       179      40,125,256       6.17        224,163     8.150      385.95       603       68.5
70.01 - 75.00.................       269      60,226,287       9.26        223,890     8.050      387.41       606       74.0
75.01 - 80.00.................     1,330     246,980,851      37.98        185,700     8.629      377.51       624       79.7
80.01 - 85.00.................       301      64,460,394       9.91        214,154     8.833      389.11       592       84.3
85.01 - 90.00.................       473     101,358,930      15.59        214,289     8.933      381.91       613       89.5
90.01 - 95.00.................       264      48,346,835       7.43        183,132     9.611      379.64       606       94.8
95.01 - 100.00................        60       7,527,708       1.16        125,462    10.425      365.42       627       99.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,276    $650,308,070     100.00%
                                   =====    ============     ======

             COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE      AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT       GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL    MORTGAGE      TERM       RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE       RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       108    $ 17,972,408       2.76%      $166,411     7.677%      376.01       620       41.0%
50.01 -  55.00................        56      12,095,880       1.86        215,998     7.432       377.07       632       52.9
55.01 -  60.00................        88      17,989,720       2.77        204,429     7.864       389.30       605       57.7
60.01 -  65.00................       140      31,609,976       4.86        225,786     7.720       378.11       614       63.2
65.01 -  70.00................       180      40,264,365       6.19        223,691     8.143       386.17       603       68.3
70.01 -  75.00................       229      53,609,041       8.24        234,101     8.014       389.35       604       73.9
75.01 -  80.00................       454      94,256,137      14.49        207,613     8.345       383.58       599       79.1
80.01 -  85.00................       302      64,973,857       9.99        215,145     8.844       388.88       592       84.1
85.01 -  90.00................       479     103,007,562      15.84        215,047     8.926       381.55       613       89.2
90.01 -  95.00................       279      51,184,061       7.87        183,455     9.561       379.20       608       94.0
95.01 - 100.00................       961     163,345,064      25.12        169,974     8.846       373.66       639       80.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,276    $650,308,070     100.00%
                                   =====    ============     ======

(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under the heading "The Mortgage Pool--Loan-to-Value Ratio" in this Prospectus
     Supplement.

                                      A-26

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         3    $    694,866        0.11%     $231,622     5.429%     357.65       629       65.0%
5.501 - 6.000.................        32      11,027,025        1.70       344,595     5.970      377.83       718       66.1
6.001 - 6.500.................        99      33,819,388        5.20       341,610     6.303      374.78       685       68.0
6.501 - 7.000.................       163      48,619,784        7.48       298,281     6.809      385.07       647       75.0
7.001 - 7.500.................       221      55,062,651        8.47       249,152     7.319      374.88       626       75.5
7.501 - 8.000.................       404      94,108,914       14.47       232,943     7.810      377.28       619       76.5
8.001 - 8.500.................       400      79,487,364       12.22       198,718     8.313      381.10       619       78.2
8.501 - 9.000.................       508      92,120,812       14.17       181,340     8.803      384.72       603       79.6
9.001 - 9.500.................       404      69,278,089       10.65       171,480     9.304      383.11       601       81.7
9.501 - 10.000................       454      78,530,655       12.08       172,975     9.786      387.04       595       82.7
10.001 - 10.500...............       226      34,790,255        5.35       153,939    10.287      382.70       581       83.9
10.501 - 11.000...............       181      30,203,289        4.64       166,869    10.776      377.36       581       85.4
11.001 - 11.500...............        73       9,004,409        1.38       123,348    11.312      382.49       565       84.0
11.501 - 12.000...............        65       8,022,471        1.23       123,423    11.804      379.74       568       87.8
12.001 - 12.500...............        27       4,164,947        0.64       154,257    12.278      365.24       563       85.2
12.501 - 13.000...............         7         660,236        0.10        94,319    12.848      387.06       540       89.0
13.001 - 13.500...............         4         246,016        0.04        61,504    13.208      359.00       591       94.3
13.501 - 14.000...............         2         315,854        0.05       157,927    13.975      359.20       559       90.0
Greater than 14.000...........         3         151,044        0.02        50,348    14.380      359.36       579       95.6
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,276    $650,308,070      100.00%
                                   =====    ============      ======

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     2,420    $466,359,804       71.71%     $192,711     8.537%     381.35       613       78.5%
Planned Unit Development......       525     114,233,443       17.57       217,588     8.632      378.48       615       80.5
Low-Rise Condominium..........       217      38,990,848        6.00       179,681     8.901      383.82       619       80.3
Two-Family Home...............        78      20,503,364        3.15       262,864     8.839      379.34       620       75.3
Three-Family Home.............        12       3,820,793        0.59       318,399     8.413      378.82       646       72.3
High-Rise Condominium.........         8       2,701,108        0.42       337,639    10.021      406.38       621       86.6
Four-Family Home..............         9       2,561,128        0.39       284,570     8.341      393.72       644       75.6
Manufactured Housing(1).......         7       1,137,582        0.17       162,512     8.330      424.74       591       52.6
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,276    $650,308,070      100.00%
                                   =====    ============      ======

----------
(1)  Treated as real property.

                                      A-27

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,663    $365,657,969       56.23%     $219,879    8.302%      384.21       605       75.7%
Purchase......................     1,484     261,914,298       40.28       176,492    8.999       376.83       626       82.9
Refinance - Rate/Term.........       129      22,735,802        3.50       176,247    8.504       381.70       614       80.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,276    $650,308,070      100.00%
                                   =====    ============      ======

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     3,087    $619,358,136       95.24%     $200,634    8.556%      381.32       613       78.7%
Investment Property...........       160      26,028,274        4.00       162,677    9.162       377.07       641       80.5
Second Home...................        29       4,921,661        0.76       169,712    9.835       380.43       622       81.5
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,276    $650,308,070      100.00%
                                   =====    ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-28

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................         1    $    148,000       0.02%      $148,000    7.250%      120.00       667      47.7%
121 - 180.....................        25       3,215,115       0.49        128,605    8.343       179.35       596      64.9
181 - 300.....................         3         594,154       0.09        198,051    9.552       299.00       618      85.0
301 - 360.....................     2,695     521,709,570      80.22        193,584    8.570       359.17       619      79.0
Greater than 360..............       552     124,641,231      19.17        225,799    8.674       479.06       596      78.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

                 LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     2,178    $405,650,842      62.38%      $186,249    8.346%     379.39        609       78.9%
Stated Income.................     1,098     244,657,228      37.62        222,821    8.994      384.05        623       78.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         6    $  2,195,950       0.34%      $365,992     6.332%     359.18       806      56.6%
781 - 800.....................        24       7,099,543       1.09        295,814     6.712      372.90       790      65.1
761 - 780.....................        20       6,301,724       0.97        315,086     7.019      359.13       768      71.1
741 - 760.....................        24       6,949,613       1.07        289,567     7.440      380.11       753      73.8
721 - 740.....................        34       9,239,726       1.42        271,757     7.724      368.48       729      75.2
701 - 720.....................        69      18,903,453       2.91        273,963     7.439      377.33       710      76.8
681 - 700.....................       127      30,116,417       4.63        237,137     7.800      368.95       690      80.3
661 - 680.....................       207      44,942,051       6.91        217,111     8.029      376.89       670      79.6
641 - 660.....................       332      71,865,978      11.05        216,464     8.293      370.66       650      79.9
621 - 640.....................       414      82,802,735      12.73        200,007     8.664      381.34       631      80.6
601 - 620.....................       446      90,298,622      13.89        202,463     8.425      377.41       610      80.0
581 - 600.....................       507      90,297,767      13.89        178,102     8.818      383.88       590      80.2
561 - 580.....................       373      65,269,954      10.04        174,986     8.833      382.37       570      78.8
541 - 560.....................       290      52,816,857       8.12        182,127     9.226      394.82       552      79.1
521 - 540.....................       236      43,396,009       6.67        183,881     9.510      401.86       531      75.8
501 - 520.....................       157      26,071,239       4.01        166,059     9.794      386.98       511      73.3
500 or Less...................        10       1,740,433       0.27        174,043    10.597      367.28       494      72.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-29

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     2,549    $516,561,047      79.43%      $202,652    8.495%      379.91       622       79.4%
A-............................       122      25,508,795       3.92        209,088    8.722       385.23       581       75.7
B.............................       244      47,081,029       7.24        192,955    9.002       391.48       576       76.2
C.............................       190      33,499,788       5.15        176,315    9.075       386.25       579       74.4
C-............................       159      25,944,041       3.99        163,170    8.881       377.16       602       80.9
D.............................        12       1,713,371       0.26        142,781    9.860       368.87       553       67.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

                PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       838    $163,022,716      25.07%      $194,538    9.269%      380.79       609       79.9%
12............................       159      39,755,006       6.11        250,031    8.730       383.92       617       78.8
24............................     1,568     290,153,047      44.62        185,047    8.652       383.40       605       80.4
36............................       259      46,562,354       7.16        179,777    8.323       376.96       605       77.1
42............................         1         148,000       0.02        148,000    9.250       360.00       546       80.0
60............................       451     110,666,947      17.02        245,381    7.485       376.57       648       73.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                  WEIGHTED
RANGE OF                           AVERAGE                                PERCENT OF
MONTHS TO                         MONTHS TO                 AGGREGATE      AGGREGATE    AVERAGE
NEXT                                NEXT      NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT
ADJUSTMENT                       ADJUSTMENT   MORTGAGE       BALANCE       BALANCE     PRINCIPAL
DATE                                DATE        LOANS     OUTSTANDING    OUTSTANDING    BALANCE
------------------------------   ----------   ---------   ------------   -----------   ---------

0 - 6.........................         5           18     $  4,182,338       0.92%      $232,352
19 - 24.......................        23         2270      433,432,598      95.24        190,939
32 - 37.......................        35           59       10,623,069       2.33        180,052
38 or Greater.................        59           24        6,841,199       1.50        285,050
                                                -----     ------------     ------
   TOTAL/AVG./WTD. AVG. ......                  2,371     $455,079,204     100.00%
                                                =====     ============     ======

RANGE OF                         WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
MONTHS TO                         AVERAGE    AVERAGE      AVERAGE     AVERAGE
NEXT                               GROSS    REMAINING     CREDIT     LOAN-TO-
ADJUSTMENT                       MORTGAGE      TERM       BUREAU       VALUE
DATE                               RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ---------   ----------   --------

0 - 6.........................    8.469%      359.26        605        77.5%
19 - 24.......................    8.867       382.89        608        80.5
32 - 37.......................    8.186       370.24        607        79.5
38 or Greater.................    8.401       429.53        617        77.4

   TOTAL/AVG./WTD. AVG. ......

                                      A-30

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MARGINS (%)                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 - 3.000.................         1    $    259,418       0.06%      $259,418     7.650%     479.00       527       71.7%
3.001 - 4.000.................        10       1,374,033       0.30        137,403     8.143      382.74       596       77.9
4.001 - 5.000.................        78      12,685,249       2.79        162,631     8.440      385.14       608       79.0
5.001 - 6.000.................       332      65,661,786      14.43        197,776     8.075      381.71       619       77.2
6.001 - 7.000.................       925     185,218,555      40.70        200,236     8.490      379.91       607       79.1
7.001 - 8.000.................       618     118,229,714      25.98        191,310     9.220      387.41       604       81.8
8.001 - 9.000.................       282      53,637,233      11.79        190,203     9.633      387.01       609       83.6
9.001 - 10.000................        89      13,605,945       2.99        152,876    10.398      381.75       609       86.5
10.001 - 11.000...............        24       2,805,892       0.62        116,912    11.439      369.64       595       89.9
11.001 - 12.000...............         8       1,347,942       0.30        168,493    12.255      359.04       590       87.0
12.001 - 13.000...............         3         193,028       0.04         64,343    13.197      359.00       590       92.8
Greater than 13.000...........         1          60,410       0.01         60,410    14.200      359.00       558       95.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,371    $455,079,204     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
     the Statistical Calculation Pool as of the Cut-off Date was approximately
     6.967%.

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

11.501 - 12.000...............         1    $    242,955       0.05%      $242,955     6.000%     359.00       625       90.0%
12.001 - 12.500...............         7       1,632,423       0.36        233,203     6.044      358.13       643       67.2
12.501 - 13.000...............        18       4,780,530       1.05        265,585     6.452      400.04       618       72.2
13.001 - 13.500...............        66      17,591,684       3.87        266,541     6.929      377.94       630       76.6
13.501 - 14.000...............       133      34,501,162       7.58        259,407     7.271      380.74       625       76.1
14.001 - 14.500...............       167      40,393,264       8.88        241,876     7.706      383.50       616       77.1
14.501 - 15.000...............       298      64,276,270      14.12        215,692     8.117      382.69       618       77.5
15.001 - 15.500...............       291      55,052,225      12.10        189,183     8.537      382.15       617       80.0
15.501 - 16.000...............       375      69,473,558      15.27        185,263     8.994      387.62       600       81.0
16.001 - 16.500...............       297      50,703,328      11.14        170,718     9.399      381.91       604       82.4
16.501 - 17.000...............       333      57,894,866      12.72        173,858     9.840      385.20       597       83.4
17.001 - 17.500...............       157      23,396,807       5.14        149,024    10.291      379.99       587       83.1
17.501 - 18.000...............       122      20,854,051       4.58        170,935    10.775      379.50       591       85.9
18.001 - 18.500...............        45       5,891,194       1.29        130,915    11.297      389.90       582       85.4
18.501 - 19.000...............        35       4,563,590       1.00        130,388    11.810      381.52       587       90.2
19.001 - 19.500...............        15       2,740,494       0.60        182,700    12.247      361.35       579       86.3
Greater than 19.500...........        11       1,090,804       0.24         99,164    13.384      376.04       555       91.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,371    $455,079,204     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 15.622%.

                                      A-31

        INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        24    $  5,177,206       1.14%      $215,717     8.657%     359.21       601       77.4%
1.500.........................     1,807     337,242,365      74.11        186,631     8.902      379.49       610       80.7
2.000.........................         6       1,471,822       0.32        245,304     8.602      358.41       619       82.8
3.000.........................       532     110,451,392      24.27        207,615     8.668      395.65       602       79.5
6.000.........................         2         736,420       0.16        368,210     8.478      359.00       609       82.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,371    $455,079,204     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.867%.

       SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       521    $107,344,556      23.59%      $206,036     8.679%     390.76       602       79.6%
1.500.........................     1,849     347,588,649      76.38        187,987     8.891      380.72       610       80.6
3.000.........................         1         146,000       0.03        146,000     8.150      359.00       647       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,371    $455,079,204     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.383%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 6.000.................        33    $  8,542,396       1.88%     $258,860      7.193%     401.86       618      75.1%
6.001 - 7.000.................       130      35,490,991       7.80       273,008      6.990      387.69       624      75.2
7.001 - 8.000.................       408      96,876,051      21.29       237,441      7.778      380.87       622      77.2
8.001 - 9.000.................       678     128,252,575      28.18       189,163      8.594      383.14       611      80.0
9.001 - 10.000................       695     119,643,157      26.29       172,148      9.559      383.11       600      82.5
Greater than 10.000...........       427      66,274,033      14.56       155,209     10.775      381.28       585      85.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,371    $455,079,204     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 8.760%.

                                      A-32

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

January 2007..................         1    $    130,306       0.03%      $130,306     7.500%     358.00        556        90.0%
February 2007.................        12       2,839,132       0.62        236,594     8.336      359.00        599        77.8
March 2007....................         5       1,212,900       0.27        242,580     8.884      360.00        623        75.5
May 2008......................        14       2,390,883       0.53        170,777     7.778      384.98        621        72.5
June 2008.....................        22       5,310,427       1.17        241,383     8.773      394.01        594        80.7
July 2008.....................       184      36,891,187       8.11        200,496     8.906      392.38        606        80.6
August 2008...................     1,492     283,529,371      62.30        190,033     8.866      383.69        609        80.4
September 2008................       558     105,310,729      23.14        188,729     8.885      376.82        606        80.6
July 2009.....................         6       1,358,253       0.30        226,376     8.141      393.31        635        82.2
August 2009...................        43       7,623,741       1.68        177,296     8.173      365.39        604        79.5
September 2009................        10       1,641,075       0.36        164,108     8.285      373.67        598        77.4
August 2011...................        14       3,894,450       0.86        278,175     8.672      444.42        628        78.0
September 2011................        10       2,946,749       0.65        294,675     8.043      409.85        602        76.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     2,371    $455,079,204     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date is August
     2008.

                  INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING     CREDIT     LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

0.............................     2,627    $490,879,275      75.48%      $186,859    8.735%      388.32        607        78.3%
60............................       649     159,428,795      24.52        245,653    8.142       359.08        637        80.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG. ......     3,276    $650,308,070     100.00%
                                   =====    ============     ======

                                      A-33